EXHIBIT 4.42
                                                                    ------------



                                 TRUST INDENTURE



                                     BETWEEN



                       CANADIAN OCCIDENTAL PETROLEUM LTD.



                                       AND



                            CIBC MELLON TRUST COMPANY






                                   Made as of
                                 April 28, 1998

                                TABLE OF CONTENTS


ARTICLE 1. - INTERPRETATION
1.1    Definitions............................................................1
              Additional Amounts..............................................2
              business day....................................................2
              Certificate of the Corporation..................................2
              Certified Resolution............................................2
              Consolidated Net Tangible Assets................................2
              Corporation.....................................................2
              Corporation's Auditors..........................................2
              Counsel.........................................................2
              Current Assets..................................................3
              Debt Securities.................................................3
              Debt Securities Guarantee.......................................3
              Debt Security holders...........................................3
              Depositary......................................................3
              directors.......................................................4
              Equity..........................................................4
              Event of Default................................................4
              Generally Accepted Accounting Principles........................4
              Global Debt Security............................................4
              Guarantor.......................................................4
              Indebtedness....................................................4
              Indebtedness for Borrowed Money.................................4
              Indexed Debt Security...........................................4
              Original Issue Discount Debt Security...........................5
              Paying Agent....................................................5
              Periodic Offering...............................................5
              Permitted Encumbrances..........................................5
              Person..........................................................8
              principal.......................................................8
              Purchase Money Mortgage.........................................8
              Purchase Money Obligation.......................................9
              Restricted Subsidiary...........................................9
              Security Interest...............................................9
              Subsidiary.....................................................10
              TIA............................................................10
              Trustee........................................................10
              this Trust Indenture...........................................10
              U.S. Government Obligations....................................10
              Written Order of the Corporation...............................10
1.2    Meaning of "outstanding" for Certain Purposes.........................11
1.3    Interpretation not Affected by Headings...............................12
1.4    References............................................................12
1.5    Applicable Law........................................................12
1.6    Consent to Jurisdiction and Service of Process........................12
1.7    Method of Payment.....................................................13


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                                      -ii-


1.8    Currency..............................................................13
1.9    Reference to Provinces................................................14

ARTICLE 2. - ISSUE OF DEBT SECURITIES
2.1    Issue Unlimited.......................................................14
2.2    Terms of the Debt Securities of any Series............................14
2.3    Form..................................................................16
2.4    Certification and Delivery of Debt Securities.........................16
2.5    Execution of Debt Securities..........................................17
2.6    Certification by Trustee..............................................17
2.7    Interim Debt Securities...............................................18
2.8    Issue of Substitutional Debt Securities...............................19
2.9    Pledge and Re-Issue of Debt Securities................................19
2.10   Commencement of Interest..............................................20
2.11   Debt Securities to Rank Pari Passu....................................20
2.12   Additional Terms......................................................20
2.13   Issue of Global Debt Securities.......................................21
2.14   Registration, Transfer, Exchange and Ownership of Global
       Debt Securities.......................................................22

ARTICLE 3. - REGISTRATION, TRANSFER AND EXCHANGE OF DEBT SECURITIES,
       OWNERSHIP OF DEBT SECURITIES AND NOTICE TO DEBT SECURITY HOLDERS......24
3.1    Negotiability of Debt Securities and Coupons..........................25
3.2    Registered Debt Securities............................................25
3.3    Transferee entitled to Registration...................................25
3.4    No Notice of Trusts...................................................25
3.5    Registers open for Inspection.........................................25
3.6    Exchanges of Debt Securities..........................................26
3.7    Closing of Registers..................................................26
3.8    Charges for Registration, Transfer and Exchange.......................26
3.9    Ownership of Debt Securities and Coupons..............................27
3.10   Payment Free from Equities............................................27
3.11   Evidence of Ownership.................................................27
3.12   Notice to Debt Security Holders.......................................28
3.13   Notice to Corporation.................................................28
3.14   Notice to Trustee.....................................................29

ARTICLE 4. - REDEMPTION AND PURCHASE OF DEBT SECURITIES
4.1    Applicability of Article..............................................29
4.2    Partial Redemption....................................................29
4.3    Notice of Redemption..................................................29
4.4    Debt Securities Due on Redemption Dates...............................30
4.5    Deposit of Redemption Moneys..........................................30
4.6    Cancellation of Debt Securities Redeemed..............................31
4.7    Purchase of Debt Securities by the Corporation........................31
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                                     -iii-


ARTICLE 5. - COVENANTS OF THE CORPORATION
5.1    General Covenants.....................................................31
5.2    Not to Accumulate Interest............................................34
5.3    Performance of Covenants by Trustee...................................34

ARTICLE 6. - DEFAULT AND ENFORCEMENT
6.1    Events of Default.....................................................34
6.2    Acceleration on Default...............................................36
6.3    Waiver of Default.....................................................37
6.4    Right of Trustee to Enforce Payment...................................38
6.5    Application of Moneys by Trustee......................................38
6.6    Notice of Payment by Trustee..........................................39
6.7    Trustee May Demand Production of Debt Securities......................39
6.8    Trustee Appointed Attorney............................................39
6.9    Remedies Cumulative...................................................39
6.10   Judgment Against Corporation..........................................39
6.11   Immunity of Shareholders, etc.........................................40
6.12   Suits by Debt Security Holders........................................40

ARTICLE 7. - SATISFACTION AND DISCHARGE
7.1    Cancellation and Destruction..........................................40
7.2    Non-Presentation of Debt Securities and Coupons.......................40
7.3    Repayment of Unclaimed Moneys to Corporation..........................41
7.4    Satisfaction and Discharge............................................41
7.5    Application of Trust Funds............................................42

ARTICLE 8. - SUCCESSOR CORPORATIONS
8.1    Certain Requirements in Respect to Mergers, etc.......................43
8.2    Vesting of Powers in Successor........................................45
8.3    Additional Amounts....................................................45

ARTICLE 9. - MEETINGS OF DEBT SECURITY HOLDERS
9.1    Right to Convene Meeting..............................................46
9.2    Notice................................................................46
9.3    Chairman..............................................................46
9.4    Quorum................................................................47
9.5    Power to Adjourn......................................................47
9.6    Poll..................................................................47
9.7    Voting................................................................47
9.8    Regulations...........................................................47
9.9    Corporation and Trustee may be Represented............................48
9.10   Powers Exercisable by Extraordinary Resolution........................49
9.11   Meaning of "Extraordinary Resolution".................................50
9.12   Powers Cumulative.....................................................51
9.13   Minutes...............................................................51
9.14   Instruments in Writing................................................51

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                                      -iv-


9.15   Binding Effect of Resolutions.........................................52
9.16   Serial Meetings.......................................................52
9.17   Covenants Applicable to a Particular Series of Debt
       Securities............................................................53

ARTICLE 10. - SUPPLEMENTAL INDENTURES
10.1   Provisions for Supplemental Indentures for Certain Purposes...........53

ARTICLE 11. - CONCERNING THE TRUSTEE
11.1   Conditions Precedent to Trustee's Obligations to Act Hereunder........55
11.2   Evidence..............................................................56
11.3   Experts and Advisers..................................................56
11.4   Documents, Moneys, etc. Held by Trustee...............................56
11.5   Trustee not Required to Give Security.................................57
11.6   Protection of Trustee.................................................57
11.7   Compensation and Indemnification of Trustee...........................57
11.8   Replacement of Trustee................................................58
11.9   Power of Trustee to Protect Interest..................................58
11.10  Acceptance of Trust...................................................58
11.11  Duty of Trustee.......................................................59
11.12  Provisions Relieving Liability........................................59
11.13  Material Conflict of Interest.........................................59
11.14  Notice of Events of Default...........................................59
11.15  Certificate of No Default.............................................59
11.16  Trustee May Rely on Certain Documents.................................59
11.17  Evidence of Compliance................................................60

ARTICLE 12. - DEBT SECURITIES GUARANTIES
12.1   Capacity of Trustee Re Debt Securities Guarantees.....................61
12.2   Acceptance of Trust Re Debt Securities Guarantees.....................61
12.3   Proceedings by the Trustee............................................61
12.4   Suits by Debt Securities Holders......................................62
12.5   Application of Guarantee Moneys by Trustee............................62
12.6   Amendments and Waivers................................................62

ARTICLE 13. - DEFEASANCE AND COVENANT DEFEASANCE
13.1   Defeasance............................................................63
13.2   Covenant Defeasance...................................................63
13.3   Conditions to Defeasance or Covenant Defeasance.......................64
13.4   Deposited Money and U.S. Government Obligations to be Held
       in Trust; Other Miscellaneous Provisions..............................66
13.5   Reinstatement.........................................................67

ARTICLE 14. - COUNTERPARTS

14.1   Counterparts and Formal Date..........................................68

         THIS TRUST INDENTURE made as of April 28, 1998

BETWEEN:

                  CANADIAN OCCIDENTAL PETROLEUM LTD., a corporation incorporated under the CANADA BUSINESS CORPORATIONS ACT and having its head office in the City of Calgary, in the Province of Alberta (hereinafter referred to as the "Corporation")

                                                               OF THE FIRST PART

AND:

                  CIBC MELLON TRUST COMPANY, a trust corporation incorporated under the laws of Canada and having an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as the "Trustee")

                                                              OF THE SECOND PART


WITNESSETH THAT:

WHEREAS the Corporation deems it necessary for its corporate purposes to create and issue the Debt Securities to be created and issued in the manner hereinafter appearing;

AND WHEREAS the Corporation, under the laws relating thereto, is duly authorized to create and issue the Debt Securities to be issued as herein provided;

AND WHEREAS all things necessary have been done and performed to make the Debt Securities, when certified by the Trustee and issued as in this Indenture provided, valid, binding and legal obligations of the Corporation with the benefits and subject to the terms of this Indenture and to make this Indenture a valid and binding indenture in accordance with its terms;

NOW THEREFORE it is hereby agreed, covenanted and declared as follows:

ARTICLE 1. - INTERPRETATION

1.1      DEFINITIONS

In this Trust Indenture, unless there is something in the subject matter or context inconsistent therewith or unless otherwise provided with respect to any series of Debt Securities pursuant to Section 2.2, the following expressions shall have the following meanings, namely:

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                                      -2-


(a)      "Additional Amounts" has the meaning set forth in Section 8.1;

(b) "business day" means any day other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close, except that, when used with respect to any place (other than The City of New
         York) where the principal of or premium, if any, or interest on any Debt Securities is payable (a "Place of Payment") or any other particular location (other than The City of New York), such term means any day, other than a Saturday, Sunday or any other day on which banking institutions in that Place of Payment or other location. as the case may be, are authorized or obligated by law or executive order to close;

(c) "Certificate of the Corporation" means a certificate in writing signed in the name of the Corporation by:

         (i) any two of the chairman of the board, president, chief executive officer, chief operating officer, chief financial officer, any senior vice-president and the vice-president, finance of the Corporation; or

         (ii) any one of the foregoing together with the treasurer, secretary, assistant treasurer, assistant secretary or controller of the Corporation,

         and may consist of one or more instruments so executed and may be combined with a Written Order of the Corporation;

(d) "Certified Resolution" means a copy of a resolution certified by the corporate secretary or an assistant secretary of the Corporation under its corporate seal to have been duly passed by the directors and to be in full force and effect on the date of such certification;

(e) "Consolidated Net Tangible Assets" means, in respect of the Corporation or any Subsidiary, the aggregate amount of assets less (i) all current liabilities (excluding any current portion of long-term debt) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, and other intangibles, all as reflected in the most recent consolidated financial statements of the Corporation or such Subsidiary, as the case may be, in each case prepared in accordance with Generally Accepted Accounting Principles;

(f) "Corporation" means the Party of the First Part and every corporate successor to or of the Party of the First Part which shall have complied with any applicable provisions of Article 8;

(g) "Corporation's Auditors" means the auditors of the Corporation at the date hereof, or any other independent firm of accountants duly appointed as auditors of the Corporation;

(h) "Counsel" means a general counsel of the Corporation or other legal counsel who may be an employee of or counsel to the Corporation (unless otherwise expressly provided herein or, with respect to the Debt Securities of any series, pursuant to Section 2.2) and who shall be acceptable to the Trustee;
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                                      -3-


(i) "Current Assets" means current assets as determined in accordance with Generally Accepted Accounting Principles;

(j) "Debt Securities" means the debt securities, notes or other evidences of indebtedness of the Corporation issued and certified hereunder and for the time being outstanding, whether in definitive or interim form, and without limiting the generality of the foregoing:

         (i) "coupon Debt Securities" means Debt Securities which are issued with coupons attached thereto;

         (ii) "coupons" means the interest coupons attached or appertaining to coupon Debt Securities;

         (iii) "fully registered Debt Securities" means Debt Securities without coupons registered as to both principal and interest;

         (iv) "registered Debt Securities" where not qualified by other words means collectively fully registered Debt Securities, coupon Debt Securities registered as to principal only and non-interest bearing Debt Securities registered as to principal; and

         (v) "unregistered Debt Securities" means Debt Securities which are not registered Debt Securities;

(k) "Debt Securities Guarantee" means any guarantee of any Debt Securities executed by any Subsidiary of the Corporation or other Person in accordance with the terms of any executed supplemental indenture, Certified Resolution, Certificate of the Corporation, Written Order of the Corporation or otherwise.

(l) "Debt Security holders" or "holders" means, with respect to registered Debt Securities, the several persons for the time being entered in the register or registers hereinafter mentioned as holders of any of the Debt Securities, and, with respect to unregistered Debt Securities, the bearers thereof for the time being;

(m) "Depositary" means with respect to the Debt Securities of any series issuable or issued in the form of one or more Global Debt Securities, the Person designated as Depositary by the Corporation pursuant to Sections 2.2 and 2.12 hereof, until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Debt Securities of any series shall mean each Depositary with respect to the Global Debt Security of such series;

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                                      -4-


(n) "directors" means the board of directors of the Corporation, or whenever duly empowered the executive committee, if any, of the board of directors of the Corporation, for the time being, and reference to action by the directors or by the board of directors shall mean action by the directors as a board or by the executive committee as such;

(o) "Equity" means, as to any Person, the shareholders' equity (or, if such Person is not a corporation, the amount corresponding to shareholders' equity) appearing in such Person's most recent consolidated financial statements prepared in accordance with Generally Accepted Accounting Principles;

(p)      "Event of Default" means any of the events described in Section 6.1;

(q) "Generally Accepted Accounting Principles" means generally accepted accounting principles which are in effect from time to time in Canada;

(r) "Global Debt Security" means a Debt Security representing all or part of any series of Debt Securities, that is issued to and registered in the name of the Depositary for such series, or its nominee, pursuant to
         Section 2.13 hereof,

(s) "Guarantor" means any Subsidiary of the Corporation or other Person who executes a Debt Securities Guarantee as guarantor.

(t) "Indebtedness", as to any Person, means, without duplication, all items of indebtedness or liability which in accordance with Generally Accepted Accounting Principles would be considered to be indebtedness or liabilities of such Person as at the date as of which indebtedness is to be determined, including Indebtedness for Borrowed Money;

(u) "Indebtedness for Borrowed Money", as to any Person, means, without duplication, the full amount of all liabilities of such Person for the repayment, either in money or in property, of borrowed money, and the full amount of liabilities of others for the repayment, either in money or in property, of borrowed money, that is guaranteed or endorsed (otherwise than for purposes of collection) by such Person, or which such Person is obligated, contingently or otherwise, to purchase, or on which such Person is otherwise contingently liable, provided that a contingent liability for borrowed money shall only constitute Indebtedness for Borrowed Money where the amount thereof is recorded as a liability in the most recent consolidated financial statements of such Person prepared in accordance with Generally Accepted Accounting Principles;

(v) "Indexed Debt Security" means a Debt Security the terms of which provide that the principal amount thereof payable at final maturity may be more or less than the principal face amount thereof at original issuance;

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                                      -5-


(w) "Original Issue Discount Debt Security" means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.2;

(x) "Paying Agent" means any Person authorized by the Corporation to pay the principal of or any premium or interest on any Debt Securities on behalf of the Corporation and includes the Corporation acting as a Paying Agent provided that the Corporation may not act as the only Paying Agent at any time and may not as a Paying Agent with respect to moneys deposited or paid pursuant to Sections 7.4 or 7.5 or Article 13;

(y) "Periodic Offering" means an offering of Debt Securities of a series from time to time, the specific terms of which Debt Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Corporation subject to the terms hereof, upon the issuance of such Debt Securities from time to time;

(z)      "Permitted Encumbrances" means any of the following:

         (i) liens for taxes, assessments or governmental charges which are not due or delinquent, or the validity of which the Corporation or any Restricted Subsidiary shall be contesting in good faith;

         (ii) the liens of any judgments rendered, or claims filed, against the Corporation or any Restricted Subsidiary which the Corporation or such Restricted Subsidiary shall be contesting in good faith;

         (iii) liens, privileges or other charges imposed or permitted by law such as carriers' liens, builders' liens, materialmen's liens and other liens, privileges or other charges of a similar nature which relate to obligations which are not due or delinquent, or the validity of which the Corporation or any Restricted Subsidiary shall be contesting in good faith;

         (iv) undetermined or inchoate liens arising in the ordinary course of and incidental to construction or current operations of the Corporation or any Restricted Subsidiary which relate to obligations which are not due or delinquent, or the validity of which the Corporation or such Restricted Subsidiary shall be contesting in good faith;

         (v) easements, rights-of-way, servitudes, zoning or other similar rights or restrictions in respect of land held by the Corporation or any Restricted Subsidiary (including, without limitation, rights-of-way and servitudes for railways, sewers, drains, pipe lines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) which:

                  (A) are in existence on the date of execution of this Indenture; or

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                                      -6-


                  (B) do not, either alone or in the aggregate, materially detract from the value of such land or materially impair its use in the operation of the business of the Corporation or of any such Restricted Subsidiary;

         (vi) security arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, master limited partnership agreements, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts (including security in respect of take or pay or similar obligations thereunder), area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, which in each of the foregoing cases is customary in the oil and gas business, and other agreements which are customary in the oil and gas business, provided in all instances that such security is limited to the assets that are the subject of the relevant agreement, and such security does not secure Indebtedness for Borrowed Money;

         (vii) security arising under partnership agreements, production payment agreements, contracts for the sale, purchase, exchange, transportation or processing of industrial chemicals, operating agreements, production sales contracts (including security in respect of take or pay or similar obligations thereunder) and shared facilities and services agreements which in each of the foregoing cases is entered into in the ordinary course of the industrial chemical business, and other agreements which are customary in the industrial chemical business, provided in all instances that such security is limited to the assets that are the subject of the relevant agreement, and such security does not secure Indebtedness for Borrowed Money;

         (viii) security on property not situated in Canada, the United Kingdom or the United States;

         (ix) security on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for acquisition, surveying, exploration, drilling, extraction, mining, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that costs incurred for "development" shall include costs incurred for all facilities relating to such properties including power plants and utilities or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests), or for acquiring ownership of any Person which owns any such property or interest therein, provided in all instances that such security is limited to such property or any such interest therein, construction thereon or improvement thereto (including any such related facilities);

         (x) security in respect of securities or Indebtedness of a Subsidiary other than a Restricted Subsidiary;

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                                      -7-


         (xi) security given to a public utility or any municipality or governmental or other public authority when required by such utility, municipality or authority in connection with the operations of the Corporation or any Restricted Subsidiary, to the extent such security does not materially detract from the value of any material part of the property of the Corporation or any such Restricted Subsidiary;

         (xii) cash or marketable securities deposited in connection with bids or tenders, or deposited with a court as security for costs in any litigation, or to secure workmen's compensation or unemployment insurance liabilities;

         (xiii) liens on cash or marketable securities of the Corporation or any Restricted Subsidiary granted in the ordinary course of business in connection with:

                  (A) any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate insurance and other similar agreements or arrangements;

                  (B) any interest rate swap agreements, forward rate agreements, interest rate cap or collar agreements or other similar financial agreements or arrangements; or

                  (C) any agreements or arrangements entered into for the purpose of hedging product prices;

         (xiv) pre-existing encumbrances on assets when acquired or when the owner thereof becomes a Restricted Subsidiary, or encumbrances given by such Restricted Subsidiary on other assets of such Restricted Subsidiary in compliance with obligations under trust deeds or other instruments entered into prior to its becoming a Restricted Subsidiary, or pre-existing encumbrances existing on assets of a Person at the time such Person is merged, amalgamated, liquidated or consolidated with or into the Corporation or any Restricted Subsidiary;

         (xv)     Purchase Money Mortgages;

         (xvi) security on Current Assets given in the ordinary course of business to any financial institution to secure any Indebtedness payable on demand or maturing (including any right of extension or renewal) 18 months or less after the date such Indebtedness is incurred or the date of any renewal or extension thereof;

         (xvii) security given by the Corporation in favour of a Restricted Subsidiary or by a Restricted Subsidiary in favour of the Corporation or another Restricted Subsidiary;

         (xviii) security in respect of transactions such as the sale (including any forward sale) or other transfer, in the ordinary course of business, of:

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                                      -8-


                  (A) oil, gas or other minerals, whether in place or when produced, for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals; or

                  (B) any other interests in property of a character commonly referred to as a "production payment";

         (xix)    rights of set off;

         (xx)     security existing as of the date of this Indenture;

         (xxi) extensions, renewals or replacements of all or part of any security permitted under paragraphs (i) to (xx) hereof or successive extensions, renewals or replacements thereof provided that such security relates to the same property plus improvements, if any, and provided that the amount of Indebtedness secured thereby will not exceed the principal amount of such Indebtedness immediately prior to such extension, renewal or replacement plus an amount necessary to pay any fees or expenses, including premiums, related to such extension, renewal or replacement; and

         (xxii) security that would otherwise be prohibited (including any extensions, renewals or replacements thereof or successive extensions, renewals or replacements thereof), provided that the aggregate Indebtedness outstanding and secured under this paragraph (xxii) does not (calculated at the time of giving of security on the Indebtedness and not at the time of any extension, renewal or replacement thereof) exceed an amount equal to 10% of Consolidated Net Tangible Assets of the Corporation;

(aa) "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other business entity;

(bb) "principal", as used herein with respect to any Debt Security, shall be deemed to include a reference to "and premium, if any" unless otherwise expressly stated, unless the context otherwise requires, or where such reference is to the aggregate principal amount of Debt Securities which shall constitute a particular series;

(cc) "Purchase Money Mortgage" means a mortgage, charge or other lien on or against any property securing any Purchase Money Obligation for such property, provided that such mortgage, charge or lien is created or assumed within 12 months after such property is acquired;

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                                      -9-


(dd) "Purchase Money Obligation" means any Indebtedness created or assumed as part of the purchase price of real or personal property, whether or not secured, and any extensions, renewals, refinancings or refundings of any such Indebtedness, provided that the principal amount of such Indebtedness outstanding on the date of such extension, renewal, refinancing or refunding is not increased other than by an amount necessary to pay any fees or expenses, including premiums, related to such extension, renewal, refinancing or refunding and further provided that any security given in respect of such Indebtedness shall not extend to any property other than the property acquired in connection with which such Indebtedness was created or assumed and fixed improvements, if any, erected or constructed thereon;

(ee)     "Restricted Subsidiary" means:

         (i) any Subsidiary of the Corporation which owns oil or natural gas properties, or interests therein, in Canada, the United Kingdom or the United States, or refining, production or manufacturing facilities, or interests therein, in Canada, the United Kingdom or the United States, related to the refining, production or manufacture of petroleum hydrocarbons, industrial chemicals, the constituents thereof or the derivatives therefrom, which assets represent not less than the greater of 5% of the Corporation's Consolidated Net Tangible Assets and $50,000,000 (or the equivalent thereof in any other currency), excluding however any such Subsidiary if the amount of the Corporation's share of the Equity therein does not at the time exceed 2% of the Equity of the Corporation, and

         (ii) any Subsidiary of the Corporation designated as a Restricted Subsidiary from time to time in any designation in substantially the form set forth in Schedule A to this Indenture (a "Designation"), provided that notwithstanding anything herein to the contrary (A) a Restricted Subsidiary shall cease to be a Restricted Subsidiary when it ceases to be a Subsidiary for any reason, (B) any Subsidiary to which assets held by a Restricted Subsidiary, which assets have a value equal to or greater than 5% of the Consolidated Net Tangible Assets of such Restricted Subsidiary, are, directly or indirectly, transferred, other than for fair value, shall itself be deemed to be a Restricted Subsidiary, and (C) a Restricted Subsidiary shall cease to be a Restricted Subsidiary when the assets thereof represent less than the greater of 5% of the Corporation's Consolidated Net Tangible Assets and $50,000,000 (or the equivalent thereof in any other currency) unless such Restricted Subsidiary has been designated under paragraph (ii) above;

(ff) "Security Interest" means any security by way of an assignment, mortgage, charge, pledge, lien, encumbrance, title retention agreement or other security interest whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, perfected or not; provided, however, for greater certainty, "Security Interest" shall not include any security interest referred to in Section 1(1)(qq)(ii) of the PERSONAL PROPERTY SECURITY ACT (Alberta);

(gg) "Subsidiary" of a Person means (i) any corporation of which such Person or one or more of its Subsidiaries or a combination thereof own securities having ordinary voting power which in the aggregate represent more than 50% of the aggregate voting power of all outstanding securities of such corporation having ordinary voting power and (ii) any Person (other than a joint venture or similar business arrangement to the extent not consolidated in the financial statements of such Person in accordance with Generally Accepted Accounting Principles) of which such Person or one or more of its Subsidiaries or a combination thereof own more than 50% of the outstanding ownership interests, in either case having the power to direct the policies, management and affairs of such Person. For the purposes of this definition, "securities having ordinary voting power" means securities or other equity interests that ordinarily have voting power for the election of directors, or Persons having management power with respect to the Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency;

(hh) "TIA" means the U.S. Trust Indenture Act of 1939, as amended and as may be amended from time to time;

(ii) "Trustee" means the Party of the Second Part and includes any new Trustee under Article 11;

(jj) "this Trust Indenture", "this Indenture", "these presents", "herein", "hereof", "hereby", "hereto", "hereunder" and similar expressions refer to this Indenture and not to any particular Article, Section or other provision hereof, and include any and every instrument supplemental or ancillary hereto or in implementation hereof (including, without limitation, any amendments or supplemental indentures hereto) and the form and terms of any particular series of Debt Securities established hereunder;

(kk) "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any U.S. Government Obligation set forth in (i) or (ii) above or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of any such U.S. Government Obligations set forth in (i) or (ii) above or the specific payment of interest on or principal of such U.S. Government Obligation evidenced by such depositary receipt;

(ll) "Written Order of the Corporation" means an order, statement or request in writing signed in the name of the Corporation by:

         (i) any two of the chairman of the board, president, chief executive officer, chief operating officer, chief financial officer, any senior vice-president and vice-president, finance of the Corporation; or

         (ii) any one of the foregoing together with the treasurer, secretary, assistant treasurer, assistant secretary or controller of the Corporation;

         and may consist of one or more instruments so executed and may be combined with a Certificate of the Corporation; and

(mm) words importing the singular number shall include the plural and vice versa and words importing gender shall include all genders.

1.2      MEANING OF "OUTSTANDING" FOR CERTAIN PURPOSES

Every Debt Security certified and delivered by the Trustee hereunder shall be deemed to be outstanding except:

         (i) Debt Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

         (ii) Debt Securities, or portions thereof, for whose payment at maturity or upon redemption money in the necessary amount has been theretofore deposited (other than pursuant to Article 13 hereof) with the Trustee or any Paying Agent (other than the Corporation) in trust or set aside and segregated in trust by the Corporation (if the Corporation shall act as its own Paying Agent) for the holders of such Debt Securities and any coupons appertaining thereto, provided that, if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

         (iii)    Debt Securities, except to the extent provided in Sections
                  13.1 and 13.2, with respect to which the Corporation has effected defeasance and/or covenant defeasance as provided in
                  Article 13; and

         (iv) Debt Securities in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture;

         provided, however, that in determining whether the holders of the requisite principal amount of the outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of holders for quorum purposes, (i) the principal amount of an Original Issue Discount Debt Security that may be counted in making such determination or calculation and that shall be deemed to be outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 6.2, (ii) the principal amount of any Debt Security denominated in a currency other than U.S. dollars that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the U.S. dollar equivalent, determined by the directors as of the date such Debt Security is originally issued by the Corporation, of the principal amount (or, in the case of an Original Issue Discount Debt Security, the U.S. dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Debt Security, (iii) the principal amount of any Indexed Debt Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Debt Security at original issuance, unless otherwise provided with respect to such Debt Security pursuant to Section 2.2, and (iv) Debt Securities owned by the Corporation or any other obligor upon the Debt Securities or any affiliate of the Corporation or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Corporation or any other obligor upon the Debt Securities or any affiliate of the Corporation or of such other obligor.

1.3      INTERPRETATION NOT AFFECTED BY HEADINGS

The division of this Indenture into Articles and Sections, the provision of the table of contents hereto and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4      REFERENCES

All references herein to Articles, Sections and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Indenture.

1.5      APPLICABLE LAW

This Indenture and the Debt Securities and coupons, if any, shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein and shall be treated in all respects as Alberta contracts. This Indenture is also subject to and governed by certain provisions of the TIA that apply to indentures qualifying for certain exemptions from the provisions of the TIA (a) pursuant to section 304(d) of the TIA and rule 4d-9 promulgated thereunder and (b) which meet the Trustee eligibility requirements of section 310(a) of the TIA and rule 10a-5 promulgated thereunder, and shall, to the extent applicable, be governed by such provisions. If and to the extent that any provision hereof conflicts with the duties imposed by any such provisions, such imposed duties shall control.

1.6      CONSENT TO JURISDICTION AND SERVICE OF PROCESS

The Corporation irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Indenture or any Debt Security. The Corporation irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Corporation agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Corporation and may be enforced in the courts of Canada or any province or territory of Canada (or any other courts of the jurisdiction to which the Corporation is subject) by a suit upon such judgment, provided that service of process is effected upon the Corporation in the manner specified in this Section 1.6 or as otherwise permitted by law.

As long as any of the Debt Securities remain outstanding and until the principal of, premium, if any, and interest, if any, on all of the outstanding Debt Securities has been paid in full or such payment duly provided for, the Corporation will at all times have an authorized agent in the United States, upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture or any Debt Security. Service of process upon such agent and written notice of such service mailed, delivered or sent by facsimile to the Corporation in the manner and at the address provided in or pursuant to
Section 3.13 shall to the extent permitted by law be deemed in every respect effective service of process upon the Corporation in any such legal action or proceeding. The Corporation hereby appoints Corporation Service Company as its agent for such purpose, and covenants and agrees that service of process in any such legal action or proceeding may be made upon it at the office of such agent at 80 State Street, 6th Floor, Albany, New York 12207 (or at such other address as the Corporation may designate by written notice to the Trustee).

The Corporation hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraphs by service upon such agent together with the mailing of a copy thereof or the delivery or sending by facsimile of a copy thereof to the address of the Corporation specified in or pursuant to Section 3.13 of this Indenture. The Corporation irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service (but does not waive any right to assert lack of subject matter jurisdiction) and agrees that such service (i) shall be deemed in every respect effective service of process upon the Corporation, in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Corporation.

Nothing in this Section 1.6 shall affect the right of the Trustee or any Debt Security holder to serve process in any manner permitted by law or limit the right of the Trustee or any Debt Security holder to bring proceedings against the Corporation in the courts of any jurisdiction or jurisdictions.

1.7      METHOD OF PAYMENT

Payments pursuant to this Indenture, including payments stated herein to be made by cheque, may be made by wire transfer or other electronic means on the due date.

1.8      CURRENCY

Unless otherwise denoted or the context otherwise requires, any reference to dollars or $ herein are references to Canadian dollars.

1.9      REFERENCE TO PROVINCES

As used in this Indenture, references to "provinces" of Canada shall include both provinces and territories of Canada.


ARTICLE 2. - ISSUE OF DEBT SECURITIES

2.1      ISSUE UNLIMITED

The aggregate principal amount of Debt Securities which may be certified and delivered under this Indenture is unlimited.

2.2      TERMS OF THE DEBT SECURITIES OF ANY SERIES

The Debt Securities may be issued in one or more series. The Debt Securities of each such series shall rank equally and PARI PASSU with all existing and future unsecured and unsubordinated indebtedness of the Corporation. There shall be established herein or in or pursuant to one or more resolutions of the directors (and, to the extent established pursuant to rather than set forth in a resolution of directors, set forth in a Certificate of the Corporation detailing such establishment or in one or more indentures supplemental hereto), prior to the initial issuance of Debt Securities of any particular series,

(a) the designation of the Debt Securities of the series (which need not include the term "Debt Securities"), which shall distinguish the Debt Securities of the series from the Debt Securities of all other series;

(b) any limit upon the aggregate principal amount of the Debt Securities of the series that may be certified and delivered under this Indenture (except for Debt Securities certified and delivered upon registration of, transfer of, amendment of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to Sections 2.7, 2.8, 2.14 and
         4.2 and Article 3) (provided that, unless otherwise provided pursuant to this Section 2.2, the Corporation may at any time or from time to time increase the principal amount of any series of Debt Securities previously issued (in whole or in part) and issue such increased principal amount (or any portion thereof)), and whether such Debt Securities shall be issuable as coupon Debt Securities, fully registered Debt Securities, unregistered Debt Securities or any combination of the foregoing;

(c) the date or dates on which the principal of the Debt Securities of the series is payable;

(d) the rate or rates at which the Debt Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined, and, if other than as provided in Section 2.10(c), the method by which interest on the Debt Securities of the series shall be calculated;

(e) the place or places where the principal of and any interest on Debt Securities of the series shall be payable or where any Debt Securities of the series may be surrendered for registration of transfer or exchange;

(f) the right, if any, of the Corporation to redeem Debt Securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, Debt Securities of the series may be so redeemed;

(g) the obligation, if any, of the Corporation to redeem, purchase or repay Debt Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, Debt Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(h) if other than denominations of U.S. $1,000 and any integral multiple thereof, the denominations in which Debt Securities of the series shall be issuable;

(i) any authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Debt Securities of the series;

(j) any other Events of Default or covenants with respect to the Debt Securities of the series;

(k) whether and under what circumstances the Debt Securities of the series will be convertible into or exchangeable for securities of any Person;

(l) whether the Debt Securities of the series shall be issuable in whole or in part as Global Debt Securities and the other matters contemplated by
         Section 2.12;

(m) if other than U.S. dollars, the currency in which the Debt Securities of the series are denominated and payable;

(n) whether the Debt Securities of the series are to be entitled to the benefit of any Debt Securities Guarantees (including any Debt Securities Guarantees which may arise upon the occurrence of certain events or conditions), and any provisions for the delivery of legal opinions, representations or other modifications to this Indenture relating to such Debt Securities Guarantees; and

(o) any other terms of the Debt Securities of the series, including, without limitation, any changes in or deletions to the Events of Default, covenants or other provisions of this Indenture with respect to the Debt Securities of the series, whether or not inconsistent with the other provisions of this Indenture.

All Debt Securities of any one series shall be substantially identical, except as may otherwise be established herein or by or pursuant to a resolution of the directors (including a Certificate of the Corporation) or in an indenture supplemental hereto. All Debt Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this

Indenture, by or pursuant to a resolution of the directors (including a Certificate of the Corporation) or in an indenture supplemental hereto.

2.3      FORM

The Debt Securities of each series shall be substantially in such form as shall be established by or pursuant to one or more resolutions of the directors (as set forth in a resolution of the directors or to the extent established pursuant to rather than set forth in a resolution of the directors, in a Certificate of the Corporation detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or as may be required by any Depositary or to conform to general usage, all as may be determined by the officers executing such Debt Securities, as conclusively evidenced by their execution of such Debt Securities.

2.4      CERTIFICATION AND DELIVERY OF DEBT SECURITIES

The Corporation may from time to time request the Trustee to certify and deliver Debt Securities of any series by delivering to the Trustee the documents referred to below in this Section 2.4 whereupon the Trustee shall certify such Debt Securities and cause the same to be delivered in accordance with the Written Order of the Corporation referred to below or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Written Order of the Corporation. In certifying such Debt Securities the Trustee shall be entitled to receive and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a) a Certified Resolution, Certificate of the Corporation and/or executed supplemental indenture by or pursuant to which the form and terms of such Debt Securities were established;

(b) a Written Order of the Corporation requesting certification and delivery of such Debt Securities and setting forth delivery instructions, provided that, with respect to Debt Securities of a series subject to a Periodic Offering,

         (i) such Written Order of the Corporation may be delivered by the Corporation to the Trustee prior to the delivery to the Trustee of such Debt Securities of such series for certification and delivery,

         (ii) the Trustee shall certify and deliver Debt Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Written Order of the Corporation or pursuant to procedures acceptable to the Trustee as may be specified from time to time by a Written Order of the Corporation,

         (iii) the maturity date or dates, issue date or dates, interest rate or rates and any other terms of Debt Securities of such series shall be determined by a Written Order of the Corporation or pursuant to such procedures, and

         (iv) if provided for in such procedures, such Written Order of the Corporation may authorize certification and delivery pursuant to electronic instructions from the Corporation;

(c) an opinion of Counsel that all requirements imposed by this Indenture or by law in connection with the proposed issue of Debt Securities have been complied with, subject to the delivery of certain documents or instruments specified in such opinion, and that the holders of the Debt Securities shall be entitled to all applicable rights hereunder as modified by any applicable Certificate of the Corporation, Written Order of the Corporation or supplemental indenture; and

(d) a Certificate of the Corporation certifying that the Corporation is not in default under this Indenture, that the terms and conditions for the certification and delivery of the Debt Securities have been complied with subject to the delivery of any documents or instruments specified in such Certificate and that no default will exist upon such certification and delivery under the provisions of Article 6.

2.5      EXECUTION OF DEBT SECURITIES

The Debt Securities shall be under the corporate seal of the Corporation or a facsimile thereof (which shall be deemed to be the corporate seal of the Corporation) and shall be signed by any two of the chairman of the board, president, chief executive officer, chief operating officer, chief financial officer, any senior vice-president and vice-president, finance or any one of the foregoing together with the treasurer, secretary, assistant treasurer, assistant secretary or controller of the Corporation and the coupons shall be signed by any one of the chairman of the board, president, chief executive officer, chief operating officer, chief financial officer, any senior vice-president or vice-president, finance. The signatures of any of such officers may be mechanically reproduced in facsimile and Debt Securities and coupons bearing such facsimile signatures shall be binding upon the Corporation as if they had been manually signed by such officers. Notwithstanding that any of the Persons whose manual or facsimile signature appears on any Debt Security or coupon as one of such officers may no longer hold the official capacity in which he signed at the date of this Indenture or at the date of such Debt Security or coupon or at the date of certification and delivery thereof, any Debt Security or coupon signed as aforesaid shall be valid and binding upon the Corporation.

2.6      CERTIFICATION BY TRUSTEE

(a) No Debt Security shall be issued or shall be obligatory or entitle the holder to the benefit hereof until it has been certified by the Trustee substantially in the following form:

                              TRUSTEE'S CERTIFICATE

                  This is one of the [name of or defined term for Debt Security] referred to in the Indenture within mentioned.

                  CIBC MELLON TRUST COMPANY, Trustee


                  by:
                     -----------------------------------------
                      Authorized Officer

                  Date of Certification:

         or in some other form approved by the Trustee. The certification by the Trustee upon any Debt Security shall be conclusive evidence that the Debt Security so certified has been duly issued hereunder and is a valid obligation of the Corporation.

(b) The certificate of the Trustee on Debt Securities issued hereunder shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debt Securities (except the due certification thereof) and the Trustee shall in no respect be liable or answerable for the use made of the Debt Securities or any of them or of the proceeds thereof.

2.7      INTERIM DEBT SECURITIES

Pending the delivery of definitive Debt Securities of any series to the Trustee, the Corporation may issue and the Trustee certify in lieu thereof interim Debt Securities, with or without coupons, in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Debt Securities of the said series when the same are ready for delivery, or the Corporation may execute and the Trustee certify an interim Debt Security for the whole principal amount of Debt Securities of the said series then authorized to be issued hereunder and deliver the same to the Trustee and thereupon the Trustee shall, when the same are ready for delivery, certify definitive Debt Securities in such form and in such amounts, not exceeding in the aggregate the principal amount of the interim Debt Security so delivered to it, as the Corporation and the Trustee may approve. When so issued and certified, such interim Debt Securities shall, for all purposes but without duplication, rank in respect of this Indenture equally with Debt Securities duly issued hereunder and, pending the exchange thereof for definitive Debt Securities, the holders of the said interim Debt Securities shall be deemed without duplication to be Debt Security holders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Corporation shall have delivered the definitive Debt Securities to the Trustee, the Trustee shall cancel such interim Debt Securities, if any, and shall call in for exchange all interim Debt Securities that shall have been issued and forthwith after such exchange shall cancel the same together with all unmatured coupons, if any, appertaining thereto. No charge shall be made by the Corporation or the Trustee or any transfer agent to the holders of such interim Debt Securities for the exchange thereof. All interest paid upon interim Debt Securities without coupons shall be noted on the definitive Debt Securities as a condition precedent to delivery of definitive Debt Securities unless paid by cheque to the registered holders thereof.

2.8      ISSUE OF SUBSTITUTIONAL DEBT SECURITIES

In case any of the Debt Securities issued and certified hereunder or coupons appertaining thereto shall become mutilated or be lost, destroyed or stolen, the Corporation in its discretion may issue, and thereupon the Trustee shall certify and deliver, a new Debt Security or coupon of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Debt Security or coupon or in lieu of and in substitution for such lost, destroyed or stolen Debt Security or coupon and the substituted Debt Security or coupon shall be in a form approved by the Trustee and shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Debt Securities or coupons issued or to be issued hereunder. The applicant for a new Debt Security or coupon shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Debt Security or coupon so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Trustee in their discretion and such applicant may also be required to furnish an indemnity in amount and form satisfactory to the Corporation and the Trustee in their discretion, and shall pay the reasonable charges of the Corporation and the Trustee in connection therewith.

2.9      PLEDGE AND RE-ISSUE OF DEBT SECURITIES

Provided that the Corporation is not at the time in default hereunder, all or any of the Debt Securities may be pledged, hypothecated or charged from time to time by the Corporation as security for advances or loans to or for Indebtedness or other obligations of the Corporation, provided that the principal amount of the advances, loans, Indebtedness or other obligations so secured is initially not less than 100% of the principal amount of Debt Securities so pledged, hypothecated or charged in respect thereof. When such Debt Securities are redelivered to the Corporation or its nominees on or without payment, satisfaction, release or discharge in whole or in part of any such advances, loans, Indebtedness or obligations, pursuant to any provision of the Debt Securities, such Debt Securities may be held by the Corporation for such period or periods as it deems expedient and shall (except when acquired pursuant to any provision of the Debt Securities or of this Indenture or pursuant to a resolution of the directors of the Corporation which provision or resolution requires cancellation and retirement of such Debt Securities so acquired) while the Corporation remains in possession thereof be treated as unissued Debt Securities and accordingly may be issued or re-issued, pledged or charged, sold or otherwise disposed of as and when the Corporation may think fit, and all such Debt Securities so issued, re-issued or pledged or charged, sold or otherwise disposed of before but not after the respective dates of maturity thereof shall, subject to the provisions of Section 1.2, continue to be entitled, as upon their original issue, to the benefit of all the terms, conditions, rights, priorities and privileges hereby attached to or conferred on Debt Securities issued hereunder.

2.10     COMMENCEMENT OF INTEREST

(a) The coupons, if any, matured at the date of delivery by the Trustee of any coupon Debt Securities shall be detached therefrom and cancelled before delivery, unless such Debt Security is being issued in exchange or in substitution for another Debt Security (whether in interim or definitive form) other than pursuant to Section 2.8, whereupon such matured coupons shall represent unpaid interest to which the holder of such exchanged or substituted Debt Security is entitled.

(b) Each fully registered Debt Security issued hereunder, whether originally or upon exchange or in substitution for previously issued Debt Securities, shall, unless otherwise provided pursuant to Section 2.2, bear interest from its date of original issue or from the last interest payment date to which interest shall have been paid or made available for payment on such Debt Security, whichever shall be the later;

(c) Except as otherwise provided pursuant to Section 2.2, interest on Debt Securities shall be computed on the basis of a 360 day year comprised of 12 30-day months.

(d) For the purposes only of the disclosure required by the INTEREST ACT (Canada), and without affecting the amount of interest payable to any holder of a Debt Security or the calculation of interest on any Debt Security, if any rate of interest on any Debt Security is calculated on the basis of a year (the "deemed year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for the purposes of the INTEREST ACT (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

2.11     DEBT SECURITIES TO RANK PARI PASSU

All Debt Securities shall rank PARI PASSU without discrimination, preference or priority, whatever may be the actual date or terms of the issue of the same respectively, save only as to sinking fund provisions (if any) applicable to one or more series.

2.12     ADDITIONAL TERMS

(a) As provided in Section 2.2, there may also be established, in the manner described in Section 2.2, with respect to any particular series of Debt Securities, if applicable, that the Debt Securities of the series shall be issuable in whole or in part in the form of one or more Global Debt Securities and, in such case, the Depositary or Depositaries for such Global Debt Securities in whose name the Global Debt Securities will be registered, and any circumstances other than or in addition to those set forth in Section 2.8 or Section 2.14 hereof or those applicable with respect to any specific series of Debt Securities, as the case may be, in which any such Global Debt Security may be exchanged for coupon Debt Securities or fully registered Debt Securities, or transferred to and registered in the name of a Person other than the Depositary for such Global Debt Securities or a nominee thereof or a successor Depositary or nominee thereof.

(b) Each Depositary designated for a Global Debt Security must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered or designated under the securities legislation of the jurisdiction applicable to the issue of such Debt Securities, and under any other applicable legislation. Without limitation to the foregoing, if the Depositary designated for a Global Debt Security is The Depository Trust Company ("DTC"), it must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under the U.S. SECURITIES EXCHANGE ACT OF 1934 (or any successor thereto) if so required by applicable law or regulation.

2.13     ISSUE OF GLOBAL DEBT SECURITIES

If the Corporation shall establish that the Debt Securities of a series are to be issued in whole or in part in the form of one or more Global Debt Securities, the Corporation shall execute and the Trustee shall certify and deliver one or more Global Debt Securities that shall:

(a) represent an aggregate amount equal to the aggregate principal amount of the outstanding Debt Securities of such series to be represented by one or more Global Debt Securities;

(b) be registered in the name of the Depositary for such Global Debt Security or Global Debt Securities or a nominee of such Depositary;

(c) be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions; and

(d) bear a legend substantially to the following effect (or to such other effect as may be required by the relevant Depositary from time to time):

                  "This Debt Security is a Global Debt Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Debt Security may not be transferred to, or registered or exchanged for Debt Securities registered in the name of, any Person other than the Depositary or a nominee thereof, except in the limited circumstances described in the Indenture and, unless and until it is exchanged for Debt Securities in definitive certificated form as aforesaid, may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or its nominee to a successor Depositary or its nominee."

         Any Global Debt Security may bear such additional legends as may be required by the applicable Depositary.

2.14     REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF GLOBAL DEBT
         SECURITIES

(a) Notwithstanding any other provision of the Indenture but except as may otherwise be provided pursuant to Section 2.2, unless and until it is wholly exchanged for fully registered Debt Securities or coupon Debt Securities in definitive form in accordance with the terms hereof or the particular terms applicable to the series of Debt Securities it represents, a Global Debt Security representing all or a portion of the Debt Securities of any series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or to another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

(b) If at any time the Depositary of a Global Debt Security representing all or a portion of the Debt Securities of a series notifies the Corporation that it is unwilling or unable to continue as Depositary of such Global Debt Security, or ceases to be eligible to be a Depositary under subsection 2.12(b) hereof, the Corporation shall appoint a successor Depositary with respect to such Global Debt Security. If a successor Depositary is not appointed by the Corporation within 90 days after the Corporation receives such notice or becomes aware of such ineligibility, the Corporation's determination that the Debt Securities represented by such Global Debt Security be held as a Global Debt Security shall no longer be effective with respect to the Debt Securities represented by such Global Debt Security, and the Corporation will execute, and the Trustee, upon receipt of a Written Order of the Corporation for the certification and delivery of individual Debt Securities of such series, will certify and deliver, in exchange for such Global Debt Security, individual Debt Securities of such series, in accordance with subsections 2.14(e) and (f), in an aggregate principal amount equal to the principal amount of, and with the same terms as, such Global Debt Security.

(c) The Corporation may at any time and in its sole discretion determine that Debt Securities of any series issued in the form of one or more Global Debt Securities shall no longer be represented by such Global Debt Securities, in which event the Corporation will execute, and the Trustee, upon receipt of a Written Order of the Corporation for the certification and delivery of individual Debt Securities of such series, will certify and deliver, in exchange for such Global Debt Securities, individual Debt Securities of such series, in accordance with subsections 2.14(e) and (f), in an aggregate principal amount equal to the principal amount of, and with the same terms as, such Global Debt Securities.

(d) A Global Debt Security shall be exchanged for individual Debt Securities of a series upon the Trustee notifying the Depositary in writing that the Trustee has determined that an Event of Default has occurred and is continuing with respect to the Debt Securities of the series represented by such Global Debt Security in which event the Corporation will execute, and the Trustee will certify and deliver, in exchange for such Global Debt Security, individual Debt Securities of such series in accordance with subsections 2.14(e) and (f), in an aggregate principal amount equal to the principal amount of, and with the same terms as, such Global Debt Security.

(e)      In any exchange provided for in any of subsections 2.14(b), (c) and
         (d), or in the terms applicable to any particular series of Debt Securities, the Corporation will execute and the Trustee will certify and deliver individual Debt Securities in definitive certificated form:
         (i) as fully registered Debt Securities in authorized denominations if the Debt Securities of such series are issuable as fully registered Debt Securities; (ii) as coupon Debt Securities, registrable as to principal only, in authorized denominations with coupons attached if the Debt Securities of such series are issuable as coupon Debt Securities registrable to the principal only; (iii) as coupon Debt Securities not registrable as to principal if the Debt Securities of such series are issuable as coupon Debt Securities not registrable as to principal; or (iv) in any combination of the foregoing Debt Securities, if issuable as such; all according to instructions from the Depositary to the Trustee in that regard, as contemplated by subsection 2.14(f), and all in the denominations applicable to such series.

(f) Upon the exchange of a Global Debt Security for individual Debt Securities in definitive form, pursuant to any of subsections 2.14(b),
         (c) and (d), or pursuant to the terms applicable to any particular series of Debt Securities, such Global Debt Security shall be cancelled by the Trustee. Individual registered Debt Securities exchanged for portions of a Global Debt Security shall be registered in such names and in such authorized denominations as the Depositary for such Global Debt Security, pursuant to instructions from its direct and indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver any such registered Debt Securities to the Persons in whose names such Debt Securities are so registered. The Trustee shall deliver individual coupon Debt Securities exchanged for a Global Debt Security to the Persons, as the Depositary for such Global Debt Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.

(g) If authorized by the Corporation pursuant to Section 2.12, with respect to a series of Debt Securities issued in the form of one or more Global Debt Securities, the Depositary registered as holder of a Global Debt Security representing such series of Debt Securities may surrender the Global Debt Security for such series of Debt Securities in exchange in whole or in part for definitive certificated Debt Securities of such series on such terms as are acceptable to the Corporation and such Depositary. Thereupon, the Corporation shall execute, and the Trustee shall certify and deliver: (i) to each Person specified by such Depositary, one or more new definitive certificated Debt Securities of the same series in any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Debt Security; and (ii) to such Depositary a new Global Debt Security in the principal amount of the surrendered Global Debt Security less the aggregate principal amount of new individual Debt Securities delivered to Persons under clause (i) of this subsection 2.14(g).

(h) All Debt Securities executed for delivery upon any transfer or exchange of a Global Debt Security shall be valid obligations of the Corporation, evidencing the same debt and entitled to the same benefits under this Indenture as the Global Debt Security surrendered for such transfer or exchange.

(i) Participants in the Depositary ("Participants") holding beneficial interest in a Global Debt Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary shall not be deemed holders of such Global Debt Securities and the Depositary may be treated by the Corporation, the Trustee and any agent of the Corporation or the Trustee as the sole and absolute owner of a Global Debt Security for all purposes. Except as otherwise provided pursuant to Section 2.2 with respect to the Debt Securities of any series, payments of principal of and interest on Debt Securities represented by a Global Debt Security shall be made by the Corporation to the Depositary or its nominee as the registered owner of such Debt Securities. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Trustee or any agent of the Corporation or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Debt Security.

(j) Anything herein to the contrary notwithstanding, but except as may be otherwise specified pursuant to Section 2.2 with respect to the Debt Securities of any series, (i) payments on the Global Debt Securities of any series registered in the name of DTC (or any successor Depositary) or its nominee shall be made by wire transfer of immediately available funds unless otherwise required by such Depositary; (ii) if definitive certificated Debt Securities of any series are issued in exchange for interests in any Global Debt Securities of such series, the Corporation will pay the principal of and interest, if any, on such definitive certificated Debt Securities by wire transfer of immediately available funds (provided that the holders thereof shall have provided appropriate wire transfer instructions to the Corporation); and (iii) if definitive certificated Debt Securities of any series are issued in exchange for interests in any Global Debt Securities of such series, or if the Depositary for the Debt Securities of such series shall so require, the Corporation will maintain a Paying Agent, registrar and transfer agent for the Debt Securities of such series in the Borough of Manhattan, The City of New York.


ARTICLE 3. - REGISTRATION, TRANSFER AND EXCHANGE OF DEBT SECURITIES, OWNERSHIP OF DEBT SECURITIES AND NOTICE TO DEBT SECURITY HOLDERS

3.1      NEGOTIABILITY OF DEBT SECURITIES AND COUPONS

Unregistered Debt Securities and coupons issued hereunder shall be negotiable and ownership thereof shall pass by delivery. Notwithstanding registration of coupon Debt Securities as to principal, the coupons when detached shall continue to be payable to bearer and ownership thereof shall pass by delivery.

3.2      REGISTERED DEBT SECURITIES

(a) With respect to each series of Debt Securities issuable as registered Debt Securities, the Corporation shall cause to be kept by and at the principal office of the Trustee in Calgary and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as may be specified in the Debt Securities of such series or as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the names and addresses of the holders of registered Debt Securities and particulars of the Debt Securities held by them respectively and of all transfers of registered Debt Securities. Such registration shall be noted on the Debt Securities by the Trustee or other registrar unless a new Debt Security shall be issued upon such transfer.

(b) No transfer of a registered Debt Security shall be valid unless made on such register by the registered holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or other registrar upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe, nor, except in the case where a new Debt Security is issued upon such transfer, unless the transfer shall have been noted on the Debt Security by the Trustee or other registrar.

3.3      TRANSFEREE ENTITLED TO REGISTRATION

The transferee of a registered Debt Security shall be entitled, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Debt Security free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Debt Security, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

3.4      NO NOTICE OF TRUSTS

Neither the Corporation nor the Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Debt Security, and may transfer the same on the direction of the Person registered as the holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

3.5      REGISTERS OPEN FOR INSPECTION

The registers hereinbefore referred to shall at all reasonable times be open for inspection by the Corporation, the Trustee or any Debt Security holder. The Trustee and every registrar shall from time to time when requested so to do by the Corporation or by the Trustee furnish the Corporation or the Trustee, as the case may be, with a list of names and addresses of holders of registered Debt Securities entered on the register kept by them and showing the principal amount and serial numbers of the Debt Securities held by each such holder.

3.6      EXCHANGES OF DEBT SECURITIES

(a) Debt Securities in any authorized form or denomination may be exchanged for Debt Securities in any other authorized form or denomination, of the same series, date of maturity and other terms, bearing the same interest rate, the same aggregate principal amount and the same redemption and other provisions as the Debt Securities so exchanged.

(b) Debt Securities of any series may be exchanged only at the principal office of the Trustee in the City of Calgary or at such other place or places, if any, as may be specified in the Debt Securities of such series or pursuant to Section 2.2 or required pursuant to Section 2.14
         (j) and at such other place or places as may from time to time be designated by the Corporation with the approval of the Trustee. Any coupon Debt Securities tendered for exchange shall be surrendered to the Trustee together with all unmatured coupons, if any, and all matured coupons, if any, in default pertaining thereto. The Corporation shall execute and the Trustee shall certify all Debt Securities necessary to carry out exchanges as aforesaid. All Debt Securities and coupons surrendered for exchange shall be cancelled.

(c) Debt Securities issued in exchange for Debt Securities which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

3.7      CLOSING OF REGISTERS

Neither the Corporation nor the Trustee nor any registrar shall be required:

(a) to make exchanges of any Debt Securities on the day of or during the 15 business days next preceding any selection by the Trustee of Debt Securities to be redeemed; or

(b) to make exchanges of any Debt Securities which have been selected or called for redemption, unless upon due presentation thereof for redemption such Debt Securities shall not be redeemed and except for the unredeemed portion of any Debt Security to be redeemed in part.

3.8      CHARGES FOR REGISTRATION, TRANSFER AND EXCHANGE

Unless otherwise specified pursuant to Section 2.2 with respect to the Debt Securities of any series, no service charge may be made for any exchange, registration, transfer or discharge from registration of any Debt Security, although the Corporation and the Trustee may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Subject to Section 2.14(j) and without limitation to the right of the Corporation to appoint additional Paying Agents, transfer agents and registrars, unless otherwise provided with respect to a series of Debt Securities pursuant to Section 2.2, the Trustee, acting through its principal office in Calgary, Alberta, shall be the initial Paying Agent, transfer agent and registrar for the Debt Securities of each series unless and until replaced by the Corporation; provided, however, if the Corporation shall act as a Paying Agent with respect to a series of Debt Securities, the Corporation shall maintain an additional Paying Agent, transfer agent and registrar for such series of Debt Securities (other than the Corporation) in Calgary, Alberta and, if required with respect to a series of Debt Securities, the Corporation shall maintain an additional Paying Agent, transfer agent and registrar for such series of Debt Securities in the Borough of Manhattan, The City of New York or such other location as may be required by such series of Debt Securities.

3.9      OWNERSHIP OF DEBT SECURITIES AND COUPONS

The Person in whose name any registered Debt Security is registered shall for all the purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debt Security and, in the case of a fully registered Debt Security, interest thereon shall be made to such registered holder. The Corporation and the Trustee may deem and treat the bearer of any unregistered Debt Security and the bearer of any coupon, whether or not the Debt Security from which it has been detached shall be registered as to principal, as the absolute owner of such Debt Security or coupon, as the case may be, for all purposes and the Corporation and the Trustee shall not be affected by any notice to the contrary.

3.10     PAYMENT FREE FROM EQUITIES

The registered holder for the time being of any registered Debt Security and the bearer of any unregistered Debt Security and the bearer of any coupon (except any coupon which shall be void by reason of redemption pursuant to Section 4.4, or the acceleration pursuant to Section 6.2, of the coupon Debt Security to which it was annexed) shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments respectively free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all Persons may act accordingly and the receipt of any such registered holder or bearer, as the case may be, for any such principal, premium or interest shall be a good discharge to the Corporation and/or the Trustee for the same and neither the Corporation nor the Trustee shall be bound to inquire into the title of any such registered holder or bearer.

3.11     EVIDENCE OF OWNERSHIP

Upon receipt of a certificate of any bank, trust company or other depositary satisfactory to the Trustee stating that the unregistered Debt Securities and coupons specified therein have been deposited by a named Person with such bank, trust company or other depositary and will remain so deposited until the expiry of the period specified therein, the Corporation and the Trustee may treat the Person so named as the owner, and such certificate as sufficient evidence of the ownership by such Person during such period, of such Debt Securities and coupons, for the purpose of any requisition, direction, consent, instrument, proxy or other document to be made, signed or given by the holder of the Debt Securities so deposited.

3.12     NOTICE TO DEBT SECURITY HOLDERS

Unless herein otherwise expressly provided, any notice to be given hereunder to Debt Security holders shall be deemed to be validly given:

(a) to the holders of registered Debt Securities if such notice is delivered in person or by facsimile or is sent by first-class mail, postage prepaid, addressed to such holders at their respective addresses appearing on the register above mentioned, and if in the case of joint holders of any Debt Security more than one address appears in the register in respect of such joint holding, such notice shall be addressed only to the first address so appearing; and

(b) to the holders of unregistered Debt Securities if such notice is published once in each of two successive weeks in a newspaper of general circulation in the United States, as approved by the Trustee;

provided that in the case of notice convening a meeting of Debt Security holders, the Trustee may require such additional publications of such notice as it may deem necessary for the reasonable protection of the Debt Security holders.

Any notice delivered in person or by facsimile shall be deemed to have been given on the day of delivery. Any notice so given by mail shall be deemed to have been given five business days after it has been mailed, provided however that in the event of actual or anticipated postal disruption any notice by mail shall not be deemed to have been effectively given until actual delivery thereof. Any notice so given by publication shall be deemed to have been given on the day on which publication shall have been first effected in one of the newspapers in which publication was required, publication having been effected at least once contemporaneously or previously in all other of such newspapers. In determining under any provision hereof the date when notice of any meeting, redemption or other event must be given, the date of giving the notice shall be included and the date of the meeting, redemption or other event shall be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any Debt Security holder shall not invalidate any action or proceeding founded thereon.

3.13     NOTICE TO CORPORATION

Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if given by registered or certified letter, postage prepaid, addressed to the Corporation, by delivery by courier, air courier or in person or by facsimile to its principal office at 635 - 8th Avenue S.W., Calgary, Alberta T2P 3Z1, (facsimile number (403) 234-6971) (Attention: General Counsel) and shall be deemed to have been effectively given five business days after mailing, or on the date of delivery by courier, air courier or in person or by facsimile, provided however that in the event of actual or anticipated postal disruption any notice by mail shall not be deemed to have been effectively given until actual delivery thereof. The Corporation may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Indenture.

3.14     NOTICE TO TRUSTEE

Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if given by registered or certified letter, postage prepaid, addressed to the Trustee by delivery by courier, air courier or in person or by facsimile at its principal office at 600, 333 - 7th Avenue S.W., Calgary, Alberta T2P 2Z1 (facsimile number (403) 264-2100) (Attention: Manager Corporate Services) and shall be deemed to have been effectively given five business days after mailing or on the date of delivery by courier, air courier or in person or by facsimile, provided however that in the event of actual or anticipated postal disruption any notice by mail shall not be deemed to have been effectively given until actual delivery thereof. The Trustee may from time to time notify the Corporation in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Trustee for all purposes of this Indenture.


ARTICLE 4. - REDEMPTION AND PURCHASE OF DEBT SECURITIES

4.1      APPLICABILITY OF ARTICLE

The Corporation shall have the right at its option to redeem any Debt Securities issued hereunder of any series which by their terms are made so redeemable (subject, however, to any applicable restriction on the redemption of Debt Securities of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been established pursuant to Section 2.2 at the time of issue of such Debt Securities.

4.2      PARTIAL REDEMPTION

In the event that less than all the Debt Securities of any series for the time being outstanding are at any time to be redeemed, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Debt Securities to be redeemed in whole or in part. For this purpose, the Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debt Securities may be selected for redemption and regulations so made shall be valid and binding upon all holders of such Debt Securities notwithstanding the fact that as a result thereof one or more of such Debt Securities may become subject to redemption in part only. In the event that one or more of such Debt Securities becomes subject to redemption in part only, upon surrender of any such Debt Securities for payment of the redemption price, the Corporation shall execute and the Trustee shall certify and deliver without charge to the holder thereof or upon his order one or more new Debt Securities of the same series and terms for the unredeemed part of the principal amount of the Debt Security or Debt Securities so surrendered. Unless the context otherwise requires, the terms "Debt Security" or "Debt Securities" as used in this Article 4 shall be deemed to mean or include any part of the principal amount of any Debt Security which in accordance with the foregoing provisions has become subject to redemption.

4.3      NOTICE OF REDEMPTION

Notice of redemption of any series of Debt Securities shall be given to the holders of the Debt Securities so to be redeemed not more than 60 days nor less than 30 days prior to the date fixed for redemption, in the manner provided in
Article 3. The Corporation shall give the Trustee notice of such redemption at least 45 days prior to the date of the proposed notice of redemption to the holders of the Debt Securities (or such shorter notice period as is satisfactory to the Trustee), specifying the aggregate principal amount of Notes to be redeemed and their redemption date. Every notice of redemption to the holders of the Debt Securities so to be redeemed shall specify the aggregate principal amount of Debt Securities held by such holders which are being called for redemption, the redemption date, the redemption price and the places of payment and shall state that interest upon the principal amount of Debt Securities called for redemption shall cease to be payable from and after the redemption date. In addition, unless all the outstanding Debt Securities are to be redeemed, the notice of redemption shall specify:

(a) in the case of a published notice the distinguishing letters and numbers of the Debt Securities which are to be redeemed; and

(b) in the case of a notice mailed to a registered Debt Security holder, the distinguishing letters and numbers of the registered Debt Securities which are to be redeemed (or of such thereof as are registered in the name of such Debt Security holder) and the principal amounts of such Debt Securities or, if any such Debt Security is to be redeemed in part only, the principal amount of such part.

In the event that all Debt Securities to be redeemed are registered Debt Securities, publication shall not be required.

4.4      DEBT SECURITIES DUE ON REDEMPTION DATES

Notice having been given as aforesaid, all the Debt Securities so called for redemption shall thereupon be and become due and payable at the redemption price together with, unless otherwise specified pursuant to Section 2.2 and subject to
Section 4.5, accrued and unpaid interest thereon, on the redemption date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debt Securities, anything therein or herein to the contrary notwithstanding, and from and after such redemption date, if the moneys necessary to redeem such Debt Securities shall have been deposited as provided in Section 4.5 and affidavits or other proof satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it, the said Debt Securities shall cease to bear interest on the date fixed for such redemption specified in such notices and coupons for interest to accrue after the said date upon the said Debt Securities shall become and be void and the only right of holders of such Debt Securities will be to receive payment of the redemption price plus accrued interest, if any. In the case any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

4.5      DEPOSIT OF REDEMPTION MONEYS

Redemption of Debt Securities shall be provided for by the Corporation depositing with the Trustee or any Paying Agent to the order of the Trustee, on or before the redemption date specified in such notice, such sums as may be sufficient to pay the redemption price of the Debt Securities so called for redemption, plus accrued interest thereon to the date of redemption. From the sums so deposited the Trustee shall pay or cause to be paid to the holders of such Debt Securities so called for redemption, upon surrender of such Debt Securities with the unmatured coupons, if any, appertaining thereto, the principal, premium, if any, and interest to which they are respectively entitled on redemption, provided that, in the case of coupon Debt Securities, the accrued interest as represented by coupons matured prior to, or on, the redemption date shall continue to be payable (but without interest thereon, unless the Corporation shall make default in the payment thereof upon demand) to the respective bearers of the coupons therefor upon presentation and surrender thereof, and provided, further, that unless otherwise provided pursuant to Section 2.2 with respect to the Debt Securities of any series, installments of interest on Debt Securities which are due and payable on any date on or prior to the relevant redemption date will be payable to the holders of such Debt Securities (or one or more predecessor Debt Securities) registered as such at the close of business on the relevant record dates.

4.6      CANCELLATION OF DEBT SECURITIES REDEEMED

All Debt Securities redeemed and paid under this Article 4 together with all unmatured coupons, if any, appertaining thereto shall forthwith be delivered to the Trustee and cancelled and no Debt Securities shall be issued in substitution therefor.

4.7      PURCHASE OF DEBT SECURITIES BY THE CORPORATION

Unless otherwise specifically provided with respect to a particular series of Debt Securities, the Corporation may if it is not at the time in default hereunder, at any time and from time to time, purchase Debt Securities in the market (which shall include purchase from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by contract. All Debt Securities so purchased, together with any unmatured coupons appertaining thereto, may, at the option of the Corporation, be delivered to the Trustee whereupon they shall be cancelled and no Debt Securities shall be issued in substitution therefor. Alternatively, the Corporation may, subject to any mandatory redemption, sinking fund or analogous provisions, hold and re-issue the Debt Securities so purchased, and the provisions of Section 2.9 shall apply MUTATIS MUTANDIS.

ARTICLE 5 -       COVENANTS OF THE CORPORATION

5.1      GENERAL COVENANTS

The Corporation covenants with the Trustee that so long as any Debt Securities remain outstanding:

(a) The Corporation shall well, duly and punctually pay or cause to be paid to every holder of every Debt Security issued hereunder the principal thereof, premium, if any, and interest accrued thereon, if any (including, in the case of default, interest at the rate specified therein on the amount in default or, if no such interest rate is specified therein, at the same rate of interest as is borne by such Debt Securities) at the dates and places, in the currencies and in the manner mentioned herein and in such Debt Securities and in the coupons, if any, appertaining thereto. Subject to Sections 1.7 and 2.14, as interest becomes due on each fully registered Debt Security (except at maturity or on redemption, when interest may at the option of the Corporation be paid upon surrender of such Debt Security) the Corporation, either directly or through the Trustee, shall send, at least five days prior to each date on which interest becomes due, by prepaid ordinary mail, a cheque for such interest (less any tax required to be withheld therefrom) payable to the order of the then registered holder of such Debt Security at the close of business on the relevant record dates and addressed to him at his last address appearing on the register, unless such holder otherwise directs. In the case of joint holders, cheques for principal and interest shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and the receipt or deemed receipt by any one of such holders therefor shall be a valid discharge to the Trustee and any Debt Security registrar and to the Corporation. If, in the case of fully registered Debt Securities, more than one address appears on the register in respect of a joint holding any cheque for interest shall be mailed to the first address so appearing. The mailing of any cheque shall, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on a Debt Security, unless such cheque be not paid at par on presentation at any one of the places where such interest is, by the terms of such Debt Security and the coupons, if any, pertaining thereto, made payable. In the event of non-receipt of any cheque for interest by the Person to whom it is so sent as aforesaid, the Corporation or the Trustee will issue to such Person a replacement cheque for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require.

(b) The Corporation shall (subject to the provisions of Article 8) at all times maintain its corporate existence. The Corporation will, and will cause its Restricted Subsidiaries to, carry on and conduct their respective businesses in a proper, efficient and business-like manner and in accordance with good business practice, and diligently maintain, use and operate its and their respective properties and plants so as to preserve and protect the earnings, incomes, rents, issues and profits thereof (provided however that the foregoing shall not prevent the discontinuance of any business of a Restricted Subsidiary if, at the time of such discontinuance, the Corporation shall determine that such discontinuance is desirable in the conduct of the business of the Corporation and is not disadvantageous in any material respect to the holders of the Debt Securities), will keep or cause to be kept proper books of account in accordance with generally accepted accounting practice, will file with the Trustee copies of all consolidated financial statements of the Corporation furnished to its shareholders after the date hereof and any reports of the Corporation's Auditors thereon and at all reasonable times will furnish or cause to be furnished to the Trustee or its agents or attorneys such information relating to its business or the business of any Restricted Subsidiary as the Trustee may reasonably require.

(c) The Corporation shall from time to time pay or cause to be paid all taxes, rates, levies, assessments, ordinary or extraordinary, government fees or dues lawfully levied, assessed or imposed upon or in respect of its property or any part thereof or upon the income and profits of the Corporation and of its Restricted Subsidiaries as and when the same become due and payable, and it will exhibit or cause to be exhibited to the Trustee, when required, the receipts and vouchers establishing such payment and will duly observe and conform to all applicable requirements of any governmental authority relative to any of the property or rights of the Corporation and of its Restricted Subsidiaries and all covenants, terms and conditions upon or under which any such property or rights are held, except where the failure to comply with any of the foregoing requirements would not, individually or in the aggregate, be disadvantageous in any material respect to the holders of the Debt Securities and further provided that the Corporation and its Restricted Subsidiaries shall have the right to contest by legal proceedings any taxes, rates, levies, assessments, government fees or dues, and upon such contest, may delay or defer payment or discharge thereof.

(d) The Corporation shall and shall cause each Restricted Subsidiary to have in full force and effect such policies of insurance in such amounts issued by insurers of recognized standing covering the properties and operations of the Corporation and the Restricted Subsidiaries as are customarily held by similar corporations engaged in the same or similar business in the localities where its properties and operations are located, provided however that the Corporation shall be entitled to self-insure any portion of its properties or operations if in its reasonable opinion it is prudent to do so.

(e) Except for Permitted Encumbrances, (i) the Corporation shall not create, incur, assume or suffer to exist, nor shall it allow or permit any Restricted Subsidiary to create, incur, assume or suffer to exist, any Security Interest upon or with respect to any of its properties or assets or any income or profits therefrom, whether owned on the date of this Indenture or hereafter acquired, and (ii) without limitation to the provisions of clause (i) of this sentence, the Corporation shall not create, incur, assume or suffer to exist, nor shall it allow or permit any Subsidiary to create, incur, assume or suffer to exist, any Security Interest upon or with respect to any shares of capital stock, Indebtedness or other securities of, or other ownership interests in, any Restricted Subsidiary, whether owned on the date of this Indenture or hereafter acquired, unless, in any case described in (i) or (ii) of this sentence, the Corporation or such Restricted Subsidiary or Subsidiary, as the case may be, shall secure or cause to be secured the Debt Securities equally and rateably with the Indebtedness secured by such Security Interest.

(f) The Corporation shall observe and perform all of its obligations as provided in this Indenture except any such obligations which may have been terminated pursuant to Sections 13.1 or 13.2.

(g) The Corporation shall and shall cause each Restricted Subsidiary to observe and comply, in all material respects, with all applicable laws and regulations except where the failure to so comply would not, individually or in the aggregate, be disadvantageous in any material respect to the holders of the Debt Securities.

(h) The Corporation shall give notice in writing to the Trustee of the occurrence of any Event of Default or any event which would, with notification or with the lapse of time or otherwise, constitute an Event of Default forthwith upon becoming aware thereof and without waiting for the Trustee to take any further action, and specifying the nature of such default and the steps taken or proposed to be taken to remedy the same.

(i) In addition to its obligations under Section 2.14(j)(iii), the Corporation shall, with respect to the Debt Securities of any series, maintain in Calgary, Alberta and in each other place, if any, specified pursuant to Section 2.2 with respect to the Debt Securities of such series, a Paying Agent where Debt Securities of that series may be presented or surrendered for payment and a transfer agent where Debt Securities of that series may be surrendered for registration of transfer or exchange.

5.2      NOT TO ACCUMULATE INTEREST

In order to prevent any accumulation after maturity of unpaid coupons or of unpaid interest or of unpaid Debt Securities, the Corporation covenants with the Trustee that it will not, directly or indirectly, extend or assent to the extension of time for payment of any interest on any Debt Security or be a party to or approve any such arrangement by purchasing or funding any of said coupons or interest or in any other manner. In case the time for payment of any such coupons or interest shall be so extended, whether for a definite period or otherwise, such coupons or interest shall not be entitled, in case of default hereunder, to the benefit of these presents except subject to the prior payment in full of the principal of all Debt Securities issued hereunder and then outstanding and of all matured coupons and interest of such Debt Securities, the payment of which has not been so extended, and of all other moneys payable hereunder.

5.3      PERFORMANCE OF COVENANTS BY TRUSTEE

If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Trustee may notify the Debt Security holders of such failure on the part of the Corporation or may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to do so or to notify the Debt Security holders. All sums so expended or advanced by the Trustee shall be repayable as provided in Section 11.7. No such performance, expenditure or advance by the Trustee shall be deemed to relieve the Corporation of any default hereunder.


ARTICLE 6. - DEFAULT AND ENFORCEMENT

6.1      EVENTS OF DEFAULT

The events following are hereinafter sometimes referred to as "Events of Default":

(a) if the Corporation defaults in payment of the principal of or premium, if any, on or any sinking fund payment with respect to, any Debt Security when the same becomes due and payable, and if the default in payment continues for a period of four days after written notice thereof has been provided to the Corporation by the Trustee or any holder of outstanding Debt Securities; or

(b) if the Corporation defaults in payment of any interest on any Debt Security or on any sinking fund payment with respect to any Debt Security, in each case when the same becomes due and payable, and if the default in payment continues for a period of 30 days after written notice thereof has been provided to the Corporation by the Trustee or any holder of outstanding Debt Securities; or

(c) if an order or decree shall be made, or if an effective resolution of the Corporation or any of its Restricted Subsidiaries shall be passed, for (i) the winding-up or liquidation of the Corporation, except in the course of carrying out the provisions of Article 8 or pursuant to a transaction in respect of which the conditions of Article 8 are duly observed and performed, or (ii) the winding-up or liquidation of any Restricted Subsidiary except a voluntary windingup or liquidation of a Restricted Subsidiary which is not undertaken in connection with the bankruptcy, insolvency, reorganization or other similar proceedings with respect to such

         Restricted Subsidiary, and in the case of any such order or decree (but not resolution) described in (i) or (ii) above such order or decree, as the case may be, continues in effect unstayed for a period of 60 days after the date of entry of such order or decree, except where such order or decree, as the case may be, is made by, at the request or with the consent of or pursuant to proceedings initiated by the Corporation or a Restricted Subsidiary in which case such 60 day period shall not apply; or

(d) if (i) the Corporation or any Restricted Subsidiary shall make a general assignment for the benefit of its creditors or shall commence proceedings under any statute or regulation to be adjudicated a bankrupt or insolvent or seeking reorganization, proposal, arrangement, moratorium, compromise, readjustment of debt, stay of creditor proceedings or other relief with respect to its debts or that may reasonably have the effect of compromising the rights of creditors without such creditors' consent, or (ii) the Corporation or any Restricted Subsidiary consents to the institution of bankruptcy, insolvency or similar proceedings against it or to the filing of any petition seeking reorganization, arrangement, adjustment, composition or other relief or benefit under any bankruptcy, insolvency, reorganization or other similar law, or (iii) an order or decree shall be made adjudicating the Corporation or any Restricted Subsidiary a bankrupt or insolvent or approving as properly filed a petition seeking reorganization, arrangement, adjustment, composition or other relief or benefit under any bankruptcy, insolvency, reorganization or other similar law of or in respect of the Corporation or any Restricted Subsidiary, or (iv) a custodian or a sequestrator or a receiver and manager or any other officer with similar powers shall be appointed in respect of the Corporation or any Restricted Subsidiary or the property of the Corporation or of any Restricted Subsidiary or any part thereof which is, in the opinion of the Trustee, a substantial part thereof and solely in the case of any such order, decree or appointment described in (iii) or (iv) above, such order, decree or appointment continues in effect unstayed for a period of 60 days, except where such order, decree or appointment is made by, at the request or with the consent of, or pursuant to proceedings initiated by, the Corporation or a Restricted Subsidiary in which case such 60 day period shall not apply; or

(e) if any process of execution is enforced or levied upon any of the property of the Corporation or a Restricted Subsidiary and such property has a net book value in excess of the greater of $75,000,000 and 7.5% of the Equity of the Corporation, or the equivalent thereof in any other currency, and such process remains unsatisfied for a period of 60 days, as to movable or personal property, or 90 days, as to immovable or real property, provided that such process is not in good faith disputed by the Corporation or such Restricted Subsidiary, or, if so disputed, the Corporation shall not have given evidence satisfactory to the Trustee that it has or such Restricted Subsidiary has available a sum sufficient to pay in full the amount claimed in the event that it shall be held to be a valid claim; or

(f) if the Corporation or a Restricted Subsidiary fails to make any payment at maturity, including any applicable grace period, in respect of any one or more issues of Indebtedness for Borrowed Money in an aggregate amount in excess of the greater of $75,000,000 and 7.5% of the Equity of the Corporation, or the equivalent thereof in any other currency, and such failure shall have continued for a period of 30 days after written notice thereof shall have been given to the Corporation by the Trustee, or to the Corporation and the Trustee by the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities; or

(g) if a default or defaults with respect to any one or more issues of Indebtedness for Borrowed Money of the Corporation or any Restricted Subsidiary occur, which default or defaults, as the case may be, result in the acceleration of Indebtedness for Borrowed Money of the Corporation or any Restricted Subsidiary in an aggregate amount in excess of the greater of $75,000,000 and 7.5% of the Equity of the Corporation, or the equivalent thereof in any other currency, without such Indebtedness for Borrowed Money having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice thereof shall have been given to the Corporation by the Trustee, or to the Corporation and the Trustee by the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities; or

(h) default by the Corporation in the performance or observance of any other covenant or condition contained in this Indenture or any Debt Security on its part to be observed and performed and after notice in writing has been given to the Corporation by the Trustee, or to the Corporation and the Trustee by holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities (or, in the case of any covenant or condition included solely for the benefit of one or more series of Debt Securities, by the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of such series), specifying such default and requiring the Corporation to remedy the same and the Corporation shall fail to make good such default within a period of 60 days or such shorter period as the Trustee determines would at any time, if continued, render any material property of the Corporation or any of its Restricted Subsidiaries liable to forfeiture, unless the Trustee (having regard to the subject matter of the neglect or non-observance) shall have agreed to a longer period, and in such event, within the period agreed to by the Trustee (provided that the Trustee shall not be entitled to agree to any such longer period if notice of default pursuant to this subparagraph (h) shall have been given to the Corporation and the Trustee by holders of Debt Securities as aforesaid).

In addition to the events hereinabove set forth the Corporation may by indenture supplemental hereto, executed and delivered pursuant to the provisions of
Article 10, provide for additional Events of Default.

6.2      ACCELERATION ON DEFAULT

Subject to the absolute and unconditional right of each holder of a Debt Security to receive payment of the principal thereof and interest thereon on or after the respective due dates therefor as provided in Section 6.12, in case an Event of Default has occurred, the Trustee may in its discretion and shall upon the requisition in writing of the holders of at least 25% of the aggregate principal amount of the Debt Securities then outstanding (or, if the Event of Default has occurred with respect only to one or more series of Debt Securities, 25% in aggregate principal amount of the outstanding Debt Securities of such series), subject to the provisions of Section 6.3, by notice in writing to the Corporation declare the principal of and interest on all Debt Securities then outstanding (or the Debt Securities of such series, as the case may be) and other moneys payable hereunder to be due and payable and the same shall become immediately due and payable to the Trustee on demand, anything therein or herein to the contrary notwithstanding, and the Corporation shall on such demand forthwith pay to the Trustee for the benefit of the Debt Security holders the principal of and accrued and unpaid interest on and interest on amounts in default on such Debt Securities (and, where such a declaration is based upon a voluntary winding-up or liquidation of the Corporation, the premium, if any, on the Debt Securities then outstanding which would have been payable upon the redemption thereof by the Corporation on the date of such declaration) and all other moneys secured hereby, together with subsequent interest (to the extent permitted by law) on all such amounts at the rates specified by the Debt Securities or, in the case of any Debt Securities which do not specify a rate of interest for amounts in default, at the rate of interest borne by such Debt Securities or in the case of any Debt Securities which do not bear interest at an annual rate equivalent to the annual rate of interest announced from time to time by Citibank N.A. in The City of New York as being its reference or base rate then in effect for determining interest rates on U.S. dollar commercial loans, from the date of the said declaration until payment is received by the Trustee, such subsequent interest to be payable at the times and places and in the moneys mentioned in and according to the tenor of the Debt Securities and coupons (provided that, if no time for the payment of such subsequent interest is specified, such subsequent interest shall be payable on demand). Such payment when made shall be deemed to have been made in discharge of the Corporation's obligations hereunder and any moneys so received by the Trustee shall be applied as provided in Section 6.5.

6.3      WAIVER OF DEFAULT

In case an Event of Default has occurred otherwise than by default in payment of any principal moneys at maturity:

(a) except with regard to defaults in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each Debt Security affected (in which case only those holders whose consent is actually given shall be bound by such consent), the holders of not less than 66 2/3% of the aggregate principal amount of Debt Securities then outstanding (or, if the default has occurred with respect only to one or more series of Debt Securities, 66 2/3% in aggregate principal amount of the outstanding Debt Securities of such series) shall have power (in addition to and subject to the powers exercisable by extraordinary resolution as hereinafter provided) by requisition in writing to instruct the Trustee to waive the default and/or to cancel or annul any declaration made by the Trustee pursuant to Section 6.2 and the Trustee shall thereupon waive the default and/or cancel or annul such declaration upon such terms and conditions as such Debt Security holders shall prescribe; and

(b) the Trustee, so long as it has not become bound to institute any proceedings hereunder, shall have power to waive the default if, in the Trustee's opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel or annul any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as to the Trustee may seem advisable;

provided that no act or omission either of the Trustee or of the Debt Security holders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default or the rights resulting therefrom.

6.4      RIGHT OF TRUSTEE TO ENFORCE PAYMENT

Subject to the provisions of Section 6.3, in case the Corporation shall fail to pay to the Trustee, on demand, and when due, the principal of and premium (if any) and interest on all or any Debt Securities then outstanding (including, without limitation, amounts due and payable as the result of a declaration pursuant to Section 6.2), together with any other amounts due hereunder, the Trustee may in its discretion and shall upon the request in writing of the holders of not less than 25% in aggregate principal amount of the Debt Securities then outstanding (or, if such failure to pay relates to an Event of Default that has occurred with respect to only one or more series of Debt Securities, 25% in aggregate principal amount of the outstanding Debt Securities of such series), and upon being indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as Trustee hereunder to obtain or enforce payment of the said principal of and premium (if any) and interest (without possession of any of the Debt Securities or coupons or the production thereof at any trial or proceeding) together with any other amounts due hereunder, by any remedy provided hereunder or by law or equity. Except in accordance with the foregoing provisions of this Section 6.4 and Section 6.12, no holder of any Debt Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding against the Corporation at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, receiver and manager, liquidator, custodian or other similar official or for any other remedy hereunder. If the written request and indemnity referred to in this Section 6.4 has been tendered to the Trustee and the Trustee has failed to act within a reasonable time thereafter, any Debt Security holder acting on behalf of himself and all other Debt Security holders shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under this Section 6.4.

6.5      APPLICATION OF MONEYS BY TRUSTEE

Except as herein otherwise expressly provided, any moneys received by the Trustee from the Corporation pursuant to the foregoing Sections of this Article 6, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with any other moneys in the hands of the Trustee available for such purposes, as follows:

         FIRST: to the payment or reimbursement to the Trustee of its compensation, costs, charges, expenses, borrowings, advances, or other moneys furnished or provided by or at the instance of the Trustee in or about the execution of its trust or otherwise in relation to this Indenture, with interest thereon as herein provided;

         SECOND: subject to the provisions of Section 5.2 and as hereinafter in this Section 6.5 provided, in payment of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debt Securities and coupons which shall then be outstanding rateably, without preference or priority of any kind, according to the aggregate amount of principal, premium, if any, and interest due and payable unless otherwise directed by extraordinary resolution passed as hereinafter provided and in that case in such order of priority as between principal, premium and interest as may be directed by such resolution; and

         THIRD: the surplus (if any) of such moneys shall be paid to the Corporation or its assigns;

provided, however, that no payment shall be made in respect of the principal, premium or interest of any Debt Security or coupon held, directly or indirectly, by or for the benefit of the Corporation or any Subsidiary (other than any Debt Security pledged for value and in good faith to a Person other than the Corporation or any Subsidiary, but only to the extent of such Person's interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest of all Debt Securities which are not so held.

6.6      NOTICE OF PAYMENT BY TRUSTEE

Not less than 21 days notice shall be given by the Trustee of any payment to be made under this Article 6 to the Debt Security holders. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture upon which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debt Security holders will be entitled to interest only on the balance (if any) of the principal moneys, premium (if any) and interest due to them, respectively, on the Debt Securities, after deduction of the respective amounts payable in respect thereof on the day so fixed.

6.7      TRUSTEE MAY DEMAND PRODUCTION OF DEBT SECURITIES

The Trustee shall have the right to demand production of the Debt Securities and/or coupons in respect of which any payment of principal, interest or premium required by this Article 6 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may, in its discretion, dispense with such production and endorsement in any special case, upon such indemnity being given to it and to the Corporation as the Trustee shall deem sufficient.

6.8      TRUSTEE APPOINTED ATTORNEY

After an Event of Default and until such Event of Default shall have been rectified, the Trustee shall be the attorney of the Corporation for and in the name and on behalf of the Corporation to execute any instrument and do any acts and things which the Corporation ought to sign, execute and do hereunder and generally to use the name of the Corporation in the exercise of all or any of the powers hereby conferred on the Trustee, with full powers of substitution and revocation.

6.9      REMEDIES CUMULATIVE

Each and every remedy herein conferred upon or reserved to the Trustee, or upon or reserved to the holders of the Debt Securities, shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

6.10     JUDGMENT AGAINST CORPORATION

The Corporation covenants and agrees with the Trustee that, in case of any proceedings to obtain judgment for the principal of or interest or premium on the Debt Securities, judgment may be rendered against it in favour of the Debt Security holders hereunder, or in favour of the Trustee, as trustee of an express trust for the Debt Security holders, for any amount which may remain due in respect of the Debt Securities and premium (if any) and interest thereon.

6.11     IMMUNITY OF SHAREHOLDERS, ETC.

Each holder of Debt Securities outstanding from time to time under this Indenture and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director, officer or employee of the Corporation, as such, but not against the Corporation or any successor corporation for the payment of the principal of or premium or interest on any of the Debt Securities or on any covenant, agreement, representation or warranty by the Corporation herein or in the Debt Securities contained.

6.12     SUITS BY DEBT SECURITY HOLDERS

Notwithstanding any other provision in this Trust Indenture and any provision of any Debt Security, each holder of any Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Debt Security in the amounts, at the rates and on or after the respective due dates expressed in such Debt Security, and to institute suit for the enforcement of any such payment on or after such respective dates, which rights shall not be impaired or affected (whether by modification of this Indenture or of the rights of holders of Debt Securities pursuant to Article 9 hereof, waiver of an Event of Default in payment of principal or interest pursuant to Section 6.3 hereof, or otherwise) without the consent of such Debt Security holder. Without limitation to the foregoing, no modification, amendment or waiver to this Indenture or the Debt Securities of any series shall, without the prior consent of the holder of each Debt Security affected, reduce the principal of or premium, if any, on any Debt Security or the amount payable upon redemption or repurchase thereof, or reduce the rate of interest on any Debt Securities, or extend the time for payment (whether at stated maturity, upon redemption or repurchase, acceleration or otherwise) of any principal of, or premium, if any, or interest on any Debt Security or change the coin or currency in which any Debt Security is payable or alter the provisions of this sentence.


ARTICLE 7. - SATISFACTION AND DISCHARGE

7.1      CANCELLATION AND DESTRUCTION

All matured coupons and Debt Securities shall forthwith after payment thereof be delivered to the Trustee and cancelled by it. All Debt Securities and coupons cancelled or required to be cancelled under this or any other provisions of this Indenture may be destroyed by or under the direction of the Trustee by incineration or otherwise (in the presence of a representative of the Corporation if the Corporation shall so require) and the Trustee shall retain a certificate of such destruction and deliver a duplicate thereof to the Corporation.

7.2      NON-PRESENTATION OF DEBT SECURITIES AND COUPONS

Subject to the redemption provisions applicable to any Debt Securities, in case the holder of any Debt Security or coupon shall fail to present the same for payment on the date on which the principal thereof, the premium, if any, thereon and/or the interest thereon or represented thereby becomes payable either at maturity, on redemption or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require:

(a) the Corporation shall be entitled to pay to the Trustee and direct it to set aside; or

(b) in respect of moneys in the hands of the Trustee which may or should be applied to the payment or redemption of the Debt Securities, the Corporation shall be entitled to direct the Trustee to set aside; or

(c) if the redemption was pursuant to notice given by the Trustee, the Trustee may itself set aside;

the principal moneys and the premium, if any, and/or the interest, as the case may be, in trust to be paid to the holder of such Debt Security or coupon upon due presentation or surrender thereof in accordance with the provisions of this Indenture, and from and after such setting aside all such amounts shall be deemed to have been paid by the Corporation in accordance with the provisions of this Indenture and such Debt Security or coupon shall be deemed not to be outstanding hereunder and no further interest shall accrue thereon to the holder, and the holder of such Debt Security or coupon shall, subject to Section 7.3, have no rights in respect thereof except that of receiving payment of the moneys so set aside, without interest, upon due presentation and surrender thereof.

7.3      REPAYMENT OF UNCLAIMED MONEYS TO CORPORATION

Any moneys set aside under Section 7.2 and not claimed by and paid to holders of Debt Securities or coupons as provided in said Section 7.2 within six years after the date of maturity or redemption, as the case may be, shall, subject to any applicable laws and regulations, become the property of the Corporation free of any beneficial claim by the holders of the Debt Securities or coupons, and shall be repaid to the Corporation by the Trustee together with any interest accrued thereon and thereupon the Trustee shall be released from all further liability with respect to such moneys.

7.4      SATISFACTION AND DISCHARGE

This Indenture shall upon Written Order of the Corporation be discharged and cease to be of further effect with respect to the outstanding Debt Securities (except as hereinafter provided in this Section 7.4), and the Trustee, upon receipt of a Written Order of the Corporation, and at the expense of the Corporation, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to the outstanding Debt Securities when

(a)      either

         (i) all Debt Securities theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (A) Debt Securities and coupons which have been destroyed, lost or stolen and which have been replaced as provided in Section 2.8, and (B) Debt Securities and coupons for whose payment money has theretofore been deposited in trust and set aside by the Trustee as provided in Section 7.2 and thereafter repaid to the Corporation as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

         (ii) all Debt Securities and, in the case of (A) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation (A) have become due and payable or (B) in the case of Debt Securities which are subject to redemption at the option of the Corporation, have been duly called for redemption in accordance with the provisions of this Indenture and such Debt Securities and, in the case of either (A) or (B) above, the Corporation has irrevocably deposited or caused to be deposited with the Trustee, and directed the Trustee to set aside, as trust funds in trust for the purpose cash in U.S. dollars in an amount sufficient to pay and discharge the entire indebtedness on the outstanding Debt Securities and such coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, and any Additional Amounts with respect thereto to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the relevant redemption date, as the case may be, together with irrevocable instructions from the Corporation directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b) the Corporation has paid or caused to be paid all other sums payable under this Indenture and the Debt Securities by the Corporation;

(c) there shall have occurred and be continuing no Event of Default or event which, with notice or passage of time or both, would constitute an Event of Default; and

(d) the Corporation has delivered to the Trustee a Certificate of the Corporation and an opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Corporation to the Trustee and any predecessor Trustee under
Section 11.7, the obligation of the Corporation to pay Additional Amounts in respect of the Debt Securities pursuant to Section 8.1, the provision of Sections 1.5, 1.6 and 8.3, and if money shall have been deposited with and is held by the Trustee pursuant to subclause (ii) of clause (a) of this Section, the provisions of Sections 2.7, 2.8, 2.14, 5.1(i), 7.4, 7.5 and 11.4 and of
Article 3 shall survive any such satisfaction and discharge and remain in full force and effect.

7.5      APPLICATION OF TRUST FUNDS

Subject to the provisions of Section 7.3, all money deposited with the Trustee pursuant to Section 7.4 shall be held in trust and applied by it, in accordance with the provisions of the Debt Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (other than the Corporation acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any), and interest, if any, and Additional Amounts, if any, for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.

ARTICLE 8. - SUCCESSOR CORPORATIONS

8.1      CERTAIN REQUIREMENTS IN RESPECT TO MERGERS, ETC.

The Corporation will not merge, amalgamate or consolidate with or into any other Person, or sell, assign, lease, convey or otherwise transfer all or substantially all of its property and assets to any other Person, or change the jurisdiction under whose laws the Corporation is organized and existing (a "Reincorporation"), unless, in any such case: (a) either (i) the Corporation shall be the surviving corporation in the case of a merger (which term, as used in this Section 8.1, shall not include an amalgamation or consolidation) and, immediately after such merger, shall remain a corporation organized and validly existing under the laws of the same jurisdiction in which it was organized and existing immediately prior to such merger or (ii) the Person formed by such amalgamation or consolidation, or into which the Corporation is merged, or to which the Corporation has sold, assigned, leased, conveyed or otherwise transferred all or substantially all of its property and assets, or resulting from such Reincorporation is a corporation (the "successor corporation") organized and validly existing under the laws of its applicable jurisdiction and shall expressly assume, by supplemental indenture executed by such successor corporation and delivered by it to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on, and all other amounts (including, without limitation, Additional Amounts), if any, and sinking fund payments, if any) payable in respect of, the Debt Securities and the due and punctual performance and observance of all other covenants and conditions contained in this Trust Indenture and the Debt Securities to be performed or observed by the Corporation (including, without limitation, the appointment of an agent for service of process in the United States of America); provided that no such supplemental indenture shall be required pursuant to the provisions of this clause (a) if (1) the transaction in question is an amalgamation of the Corporation with any one or more other corporations, which amalgamation is governed by the statutes of Canada or any province thereof, as applicable, (2) the successor corporation is and, immediately prior to such amalgamation, the Corporation was organized and existing under the laws of Canada or any province thereof, (3) upon the effectiveness of such amalgamation, the successor corporation shall have become or shall continue to be (as the case may be), by operation of law and as expressly provided by the statutes of Canada or any province thereof (as the case may be) applicable to such amalgamation, liable for the due and punctual payment of the principal of and premium, if any, and interest on, and all other amounts (including, without limitation, Additional Amounts, if any, and sinking fund payments, if any) payable in respect of, the Debt Securities and the due and punctual performance and observance of all other covenants and conditions contained in this Indenture and the Debt Securities to be performed or observed by the Corporation (including, without limitation, the appointment of an agent for service of process in the United States of America), and (4) the Corporation shall have delivered to the Trustee an opinion of outside counsel experienced in such matters to the effect set forth in clauses
(1) through (3) above; (b) the Trustee is satisfied, and Counsel is of the opinion (which opinion shall be delivered to the Trustee), that such transaction is upon such terms as substantially to preserve and not to prejudice any of the rights and powers of the Trustee or of the holders of Debt Securities (including, in respect of any Debt Securities that may be convertible, the conversion rights of holders thereof); (c) there shall exist no condition or event either at the time of or immediately following such transaction, as to either the Corporation or the successor corporation, which constitutes or would with the passage of time or giving of notice or both constitute an Event of Default under this Indenture; (d) the Corporation shall have delivered to the Trustee an opinion of outside counsel of nationally recognized standing with respect to matters of Canadian federal income taxation to the effect that (i) the holders of the Debt Securities will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such merger, amalgamation, consolidation, sale, assignment, lease, conveyance, transfer or Reincorporation, (ii) after such transaction, any payment or credit by the Corporation or the successor corporation, as applicable, of the principal of, or premium, if any, or interest on, or any other amount payable under or in respect of, the Debt Securities to any holder thereof will be exempt from Canadian withholding tax if the holder, for purposes of the INCOME TAX ACT (Canada) (or any successor law) is or is deemed to be a non-resident of Canada and deals at arms-length with the Corporation at the time of such payment or credit, as applicable, and (iii) after such transaction, holders of the Debt Securities will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred; and (e) the Corporation shall have delivered to the Trustee a Certificate of the Corporation and an opinion of Counsel each stating that such merger, amalgamation, consolidation, sale, assignment, lease, conveyance, transfer or Reincorporation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been complied with; provided that, if the successor corporation is not organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia or Canada or any province of Canada, such successor corporation shall expressly agree, in a supplemental indenture executed by such successor corporation, (i) to indemnify and hold harmless each holder of any Debt Securities from and against (x) any and all present and future taxes, duties, levies, imposts, fees, assessments or other governmental charges (including penalties, interest and other liabilities related thereto) (collectively "Taxes") of whatever nature which may be imposed on such holder or required to be withheld or deducted from any payment to such holder as a consequence of such merger, amalgamation, consolidation, sale, assignment, lease, conveyance, transfer or Reincorporation and (y) any and all costs and expenses arising out of or relating to such merger, amalgamation, consolidation, sale, assignment, lease, conveyance, transfer or Reincorporation, and (ii) that the principal of, and premium, if any, and interest on, and any and all other amounts payable under or in respect of, the Debt Securities will be paid without withholding or deduction for or on account of any present or future Taxes of whatever nature imposed, levied, withheld, assessed or collected by or on behalf of the jurisdiction or jurisdictions in which such successor corporation is organized, is resident or is deemed for tax purposes to be resident (each such jurisdiction being hereinafter called an "Applicable Jurisdiction") or any political subdivision or taxing authority of or in any Applicable Jurisdiction unless such Taxes are required by any Applicable Jurisdiction or any political subdivision or taxing authority thereof or therein to be withheld or deducted, in which case such successor corporation will pay such additional amounts ("Additional Amounts") as may be necessary in order that the net amount paid to each holder of any Debt Securities, after such deduction or withholding, will not be less than the amount which such holder would have received in accordance with the terms of the Debt Securities and this Indenture if no such deduction or withholding had been required. Whenever there is mentioned herein or in any Debt Securities, in any context, the payment of the principal of, or premium, if any, or interest on, or in respect of, any Debt Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture, and express mention of the payment of Additional Amounts in any instance shall not be construed as excluding Additional Amounts in those instances where such express mention is not made.

8.2      VESTING OF POWERS IN SUCCESSOR

In the event of any merger of the Corporation into, consolidation or amalgamation of the Corporation with, or sale, assignment, lease, conveyance or other transfer of all or substantially all of the Corporation's assets to, another Person, the successor corporation shall succeed to and be substituted for and may exercise every right and power of the Corporation under the Debt Securities and this Indenture as if it had been named as the Corporation herein and therein, and the predecessor corporation, except in the case of a consolidation, an amalgamation or a lease, shall be released from any further obligation under the Debt Securities and this Indenture and holders of Debt Securities will thereafter be required to look solely to such successor corporation for the payment of all amounts which may become due and payable under the Debt Securities and this Indenture.

8.3      ADDITIONAL AMOUNTS

(a) The Corporation covenants and agrees that, if the Corporation becomes obligated to pay Additional Amounts with respect to the Debt Securities of any series, the Corporation will (i) at least 10 days prior to each date on which any payment under or with respect to the Debt Securities of such series is due and payable, deliver to the Trustee a Certificate of the Corporation specifying the amount required to be withheld or deducted in respect of the relevant Taxes, specifying the amount of Additional Amounts that will be so payable, and setting forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the holders of the Debt Securities of such series on the relevant payment date; (ii) pay such Taxes on or prior to the date for payment thereof; and (iii) within 15 days after paying the amount referred to in clause (ii) of this sentence, deliver to the Trustee evidence of such payment and remittance thereof to the relevant Applicable Jurisdiction or political subdivision or taxing authority thereof or therein. The Corporation also covenants and agrees to furnish to each holder of any Debt Securities and, in the case of Global Debt Securities, each beneficial owner of any interest therein (by mail sent to its registered address or, in the case of any such beneficial owner, to the address provided by such beneficial owner to the Trustee or the Corporation for such purpose) a receipt for any Taxes deducted within 30 days after the date the same are due pursuant to applicable law or regulation; PROVIDED, HOWEVER, that if no such time is prescribed by applicable law or regulation, the Corporation has agreed to furnish such information as soon as practicable but in any event prior to the last day of February in the calendar year subsequent to the calendar year of payment.

(b) The Corporation covenants and agrees to indemnify the Trustee and each Paying Agent for, and to hold each of them harmless from and against, any and all loss, liability, claim, damage and expense incurred without negligence or willful misconduct on such Person's part and arising out of or in connection with actions taken or omitted by any of them in reliance on any Certificate of the Corporation furnished pursuant to the foregoing paragraph Section 8.3(a) or the failure of the Trustee or any Paying Agent for any reason (other than its own negligence or willful misconduct) to receive on a timely basis such Certificate of the Corporation or any information or documentation requested by it or otherwise required by applicable law or regulation to be obtained, furnished or filed in respect of any Taxes.

(c) The obligations of the Corporation under this Section 8.3 shall survive the payment of the Debt Securities, the resignation or removal of the Trustee or any Paying Agent and the defeasance, covenant defeasance, discharge, satisfaction or other termination of this Indenture.



ARTICLE 9. - MEETINGS OF DEBT SECURITY HOLDERS

9.1      RIGHT TO CONVENE MEETING

The Trustee may at any time and from time to time and shall on requisition in writing made by the Corporation or by the holders of at least ten percent of the principal amount of Debt Securities then outstanding and upon being indemnified to its reasonable satisfaction by the Corporation or by the Debt Security holders making such requisition against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debt Security holders. In the event of the Trustee failing within 30 days after such a requisition is made and indemnity given as aforesaid to give notice convening a meeting, the Corporation or such Debt Security holders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Calgary or at such other place as may be approved or determined by the Trustee. The record date for determining the holders of Debt Securities entitled to attend and vote at a meeting of the Debt Security holders shall be the close of business on that day which is 20 days prior to the scheduled date of such meeting and if that day is not a business day, the close of business on the latest business day preceding such day.

9.2      NOTICE

At least 30 days notice of any meeting shall be given to the Debt Security holders in the manner provided in Section 3.12 and a copy thereof shall be sent by post to the Trustee unless the meeting has been called by it and to the Corporation unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article.

9.3      CHAIRMAN

Any Person, who need not be a Debt Security holder, nominated in writing by the Trustee shall be chairman of the meeting and if no Person is nominated, or if the Person so nominated is not present within fifteen minutes from the time fixed for the holding of the meeting, the Debt Security holders present in person or by proxy shall choose any Person present to be chairman.

9.4      QUORUM

Subject to the provisions of Section 9.11, at any meeting of the Debt Security holders a quorum shall consist of Debt Security holders present in person or by proxy and representing at least 25% of the principal amount of the outstanding Debt Securities. If a quorum of the Debt Security holders shall not be present within half-an-hour from the time fixed for holding any meeting, the meeting, if summoned by or on the requisition of Debt Security holders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is a non-business day in which case it shall be adjourned to the next following business day thereafter) at the same time and place. Subject to the provisions of Section 9.11, at the adjourned meeting the Debt Security holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% in principal amount of the outstanding Debt Securities.

9.5      POWER TO ADJOURN

The chairman of any meeting at which a quorum of the Debt Security holders is present may with the consent of the holders of a majority in principal amount of the Debt Securities represented thereat adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

9.6      POLL

On every resolution (including, without limitation, every extraordinary resolution) and on any other question submitted to a meeting a poll shall be taken in such manner as the chairman shall direct and the result of the poll shall be and be deemed to be the decision of the meeting. Questions other than extraordinary resolutions and except as otherwise provided in this Indenture or with respect to the Debt Securities of any series pursuant to Section 2.2 shall be decided by the votes of the holders of a majority in principal amount of the Debt Securities voted on the poll.

9.7      VOTING

On a poll each Debt Security holder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each U.S. $1,000 (or the equivalent thereof in any other currency determined as provided in the definition of the term "outstanding") principal amount of Debt Securities of which he shall then be holder. A proxy need not be a Debt Security holder. In the case of joint registered holders of a Debt Security, any one of them present in person or by proxy at the meeting may vote in the absence of the other Persons, but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debt Securities of which they are joint registered holders.

9.8      REGULATIONS

The Trustee or the Corporation with the approval of the Trustee may from time to time make and from time to time vary such regulations as it shall from time to time think fit:

(a)      for the issue of voting certificates:

         (i) by any bank, trust company or other depositary approved by the Trustee certifying that specified unregistered Debt Securities have been deposited with it by a named holder and will remain on deposit until after the meeting and any adjournment thereof; and

         (ii) by any bank, trust company, insurance company, governmental department or agency approved by the Trustee certifying that it is the holder of specified unregistered Debt Securities and will continue to hold the same until after the meeting and any adjournment thereof;

         which voting certificates shall entitle the holders named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof, in the same manner and with the same effect as though the holders so named in such voting certificates were the actual bearers of the Debt Securities specified therein;

(b) for the deposit of voting certificates and/or instruments appointing proxies at such place as the Trustee, the Corporation or the Debt Security holders convening the meeting, as the case may be, may in the notice convening the meeting direct; and

(c) for the deposit of voting certificates and/or instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such voting certificates and/or instruments appointing proxies to be mailed, telecopied or sent by other means of recorded communication before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at any meeting as the holders of any Debt Securities, or as entitled to vote or be present at the meeting in respect thereof, shall be Persons who produce unregistered Debt Securities at the meeting and the registered Debt Security holders and Persons whom registered Debt Security holders have by instrument in writing duly appointed as their proxies.

9.9      CORPORATION AND TRUSTEE MAY BE REPRESENTED

The Corporation and the Trustee, by their respective officers, employees and directors, and the legal advisers of the Corporation and the Trustee may attend any meeting of the Debt Security holders, but shall have no vote as such.

9.10     POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION

Subject to the limitations in Section 6.12, in addition to all other powers conferred upon them by Section 9.7 or any other provisions of this Indenture or by law, a meeting of the Debt Security holders shall have the following powers exercisable from time to time by extraordinary resolution:

(a) power to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of the Debt Security holders and/or the Trustee against the Corporation or against its undertaking, property and assets or any part thereof whether such rights arise under this Indenture or the Debt Securities or otherwise;

(b) power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture or the Debt Securities in any manner specified in such extraordinary resolution or to refrain from exercising any such power, right, remedy or authority;

(c) power to waive or direct the Trustee to waive any default on the part of the Corporation in complying with any provision of this Indenture or the Debt Securities either unconditionally or upon any conditions specified in such extraordinary resolution, and in case any Debt Security holder shall have commenced any proceeding to enforce any remedy hereunder by reason of such default, subject to Section 6.4, to restrain such Debt Security holder from continuing such proceeding and to stay or discontinue the same, upon payment of the reasonable and necessary costs, charges or expenses incurred by such Debt Security holder in connection therewith;

(d) power to assent to any modification of or change in or omission from the provisions contained herein which shall be agreed to by the Corporation and to authorize the Trustee to concur in and execute any instrument supplemental hereto embodying such modification, change or omission;

(e) power to authorize the distribution in specie of any shares or securities received upon the realization of any security created pursuant hereto or the use or disposal of the whole or any part of such shares or securities or any cash received thereon in such manner and for such purpose or purposes as may be specified in or authorized or approved in the resolution authorizing the same;

(f) power to sanction any scheme for the reorganization of the Corporation and/or any Subsidiary or for the consolidation, amalgamation or merger of the Corporation and/or any Subsidiary with any other company and for the selling or leasing of the undertaking, property and assets of the Corporation and/or any Subsidiary or any part thereof, provided no such sanction shall be necessary for a reorganization, consolidation, amalgamation, merger, sale or lease under the provisions of Article 8;

(g) power to appoint and remove a committee to consult with the Trustee and to delegate to such committee (subject to such limitations, if any, as may be prescribed in such extraordinary resolution) the power to give to the Trustee any or all of the directions or authorizations which the Debt Security holders could give by extraordinary resolution under the foregoing clauses (a), (b), (c), (d), (e) and (f); the extraordinary resolution making such appointment may provide for payment of the expenses and disbursement of and compensation to such committee; such committee shall consist of such number of Persons as shall be prescribed in the extraordinary resolution appointing it, and the members need not be themselves Debt Security holders; subject to the extraordinary resolution appointing it, every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum; all acts of any such committee within the authority delegated to it shall be binding upon all Debt Security holders; neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith; all costs of such committees shall, unless otherwise agreed to by the Corporation, be for the account of the Debt Security holders;

(h) power to amend, alter or repeal any extraordinary resolution previously passed or sanctioned by the Debt Security holders; and

(i) power to remove the Trustee from office and to appoint a new Trustee or Trustees.

9.11     MEANING OF "EXTRAORDINARY RESOLUTION"

(a) The expression "extraordinary resolution" when used in the Indenture means, subject as hereinafter in this Section 9.11 and in Sections 9.14, 9.16 and 9.17 provided, a resolution proposed to be passed as an extraordinary resolution at a meeting of Debt Security holders duly convened for such purpose and held in accordance with the provisions in this Article contained at which the holders of at least a majority in principal amount of the Debt Securities then outstanding are present in person or by proxy and passed by the favourable votes of the holders of not less than 66 2/3% of the principal amount of Debt Securities represented at the meeting and voted on a poll upon such resolution.

(b) If at any such meeting called for the purpose of passing an extraordinary resolution, the holders of a majority in principal amount of the Debt Securities outstanding are not present in person or by proxy within half-an-hour after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debt Security holders, shall be dissolved; but in any other case it shall stand adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than ten days notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 3.12. Such notice shall state that at the adjourned meeting the Debt Security holders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Debt Security holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in this
         Section 9.11 shall be an extraordinary resolution within the meaning of this Indenture notwithstanding that the holders of a majority in principal amount of the Debt Securities then outstanding are not present in person or by proxy at such adjourned meeting.

(c) Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

9.12     POWERS CUMULATIVE

It is hereby declared and agreed that any one or more of the powers and/or any combination of the powers in this Indenture stated to be exercisable by the Debt Security holders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Debt Security holders to exercise such power or powers or combination of power or any power or powers or combination of powers thereafter from time to time.

9.13     MINUTES

Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debt Security holders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had, to have been duly passed and had.

9.14     INSTRUMENTS IN WRITING

Subject to Section 9.16, all actions which may be taken and all powers that may be exercised by the Debt Security holders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of 66 2/3% of the principal amount of all the outstanding Debt Securities by an instrument in writing signed in one or more counterparts and the expression "extraordinary resolution" when used in this Indenture shall include an instrument so signed. The record date for determining the holders of Debt Securities entitled to sign such instrument in writing shall be the close of business on the day prior to the date upon which the instrument in writing is proposed to be effective, and if that day is not a business day, the close of business on the latest day preceding such day. Proof of the execution of an instrument in writing by any Debt Security holder may be made by the certificate of any notary public, or other officer with similar powers, that the Person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Trustee may consider adequate.

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                                      -52-


Any instrument in writing signed as herein provided shall bind all future holders of the same Debt Security or any Debt Security or Debt Securities issued in exchange therefor in respect of anything done or suffered by the Corporation or the Trustee in pursuance thereof.

9.15     BINDING EFFECT OF RESOLUTIONS

Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article at a meeting of Debt Security holders shall be binding upon all the Debt Security holders, whether present at or absent from such meeting, and every instrument in writing signed by Debt Security holders in accordance with Section 9.14 shall be binding upon all the Debt Security holders, whether signatories thereto or not, and each and every Debt Security holder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, extraordinary resolution and instrument in writing.

9.16     SERIAL MEETINGS

(a) If any business to be transacted at a meeting of Debt Security holders, or any action to be taken or power to be exercised by instrument in writing under Section 9.14, especially affects the rights of the holders of Debt Securities of one or more series in a manner or to an extent substantially differing from that in which it affects the rights of the holders of Debt Securities of any other series (as to which an opinion of Counsel delivered to the Trustee shall be binding on all Debt Security holders, the Trustee and the Corporation for the purposes hereof), then:

         (i) reference to such fact, indicating each series so especially affected, shall be made in the notice of such meeting and the meeting shall be and is herein called a "serial meeting";

         (ii) the holders of Debt Securities of a series so especially affected shall not be bound by any action taken at a serial meeting unless in addition to compliance with the other provisions of this Article:

                  (A) there are present in person or by proxy at the said meeting holders of at least 25% (or, for the purpose of passing any extraordinary resolution, a majority) in principal amount of the outstanding Debt Securities of such series, subject to the provisions of this Article as to adjourned meetings;

                  (B) the resolution is passed by the favourable votes of the holders of at least a majority (or, in the case of an extraordinary resolution, not less than 66 2/3%) of the principal amount of Debt Securities of such series voted on the resolution; and

         (iii) the holders of Debt Securities of a series so especially affected shall not be bound by any action taken or power exercised by instrument in writing under Section 9.14 unless such instrument is signed in one or more counterparts by the holders of 66 2/3% of the principal amount of outstanding Debt Securities of such series.

(b) If in the opinion of Counsel delivered to the Trustee any business to be transacted at any meeting or any action to be taken or power to be exercised by instrument in writing under Section 9.14 does not adversely affect the rights of the holders of Debt Securities of one or more particular series, the provisions of this Article 9 shall apply as if the Debt Securities of such series were not outstanding and no notice of any such meeting need be given to the holders of the Debt Security of such series.

9.17     COVENANTS APPLICABLE TO A PARTICULAR SERIES OF DEBT SECURITIES

Notwithstanding anything herein contained, if any business to be transacted at any meeting or any action to be taken or power to be exercised by any instrument in writing under Section 9.14 relates only to the waiver, amendment, alteration, modification or cancellation of a covenant or provision hereof which by its terms is applicable and has effect only so long as one or more particular series of Debt Securities remains outstanding or the benefit of which is restricted to any one or more particular series of Debt Securities, the provisions of this
Article 9 shall be read and construed and shall apply as if the Debt Securities of such one or more particular series of Debt Securities were the only Debt Securities outstanding hereunder. A proposal:

(a) to extend the maturity or maturities of Debt Securities of any series or any date on which any principal thereof, or premium, if any, or interest thereon is payable, or change the coin or currency in which any of the foregoing is payable, or reduce the principal amount thereof or the amount of any premium thereon or the rate of interest thereon,

(b) to modify or terminate any covenant or agreement which by its terms is effective only so long as Debt Securities or a particular series are outstanding or the benefit of which is restricted to a particular series of Debt Securities, or

(c) to reduce with respect to holders of Debt Securities of any series any percentage required for a quorum stated in Sections 9.5, 9.6, 9.11,
         9.14 or 9.16,

shall be applicable to the Debt Securities of that series and shall be deemed to especially affect the rights of the holders of Debt Securities of such series in a manner substantially differing from that in which it affects the rights of holders of Debt Securities of any other series or maturity whether or not a similar extension, reduction, modification or termination is proposed with respect to Debt Securities of any or all other series or maturities.

ARTICLE 10. - SUPPLEMENTAL INDENTURES

10.1     PROVISIONS FOR SUPPLEMENTAL INDENTURES FOR CERTAIN PURPOSES

From time to time the Corporation when authorized by a resolution of its directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Certificate or Written Order of the Corporation) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, indentures or instruments supplemental hereto which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a) creating and establishing the terms of any series of Debt Securities as permitted hereby and the forms and denominations in which they may be issued as provided in Article 2;

(b) mortgaging, pledging, transferring, assuring and confirming to or vesting in the Trustee, or charging in favour of the Trustee, any property or assets now owned or hereafter acquired by the Corporation;

(c) evidencing the succession of successor corporations to the Corporation and the covenants of and obligations assumed by such successor corporations in accordance with the provisions of Article 8;

(d)      giving effect to any extraordinary resolution passed as provided in
         Article 9;

(e) making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Debt Securities or any series thereof or to facilitate their sale on any stock exchange provided that such provisions are not, in the opinion of the Trustee, prejudicial to the interest of the Debt Security holders;

(f) adding to or altering the provisions hereof in respect of the registration and transfer of Debt Securities including provision for the issue of Debt Securities of different denominations, the exchange of Debt Securities of different denominations and making any modification in the form of the Debt Securities and coupons which does not affect the substance thereof and which, in the opinion of the Trustee, is not prejudicial to the interest of the Debt Security holders;

(g) adding limitations or restrictions, thereafter to be observed, upon the amount, dates of maturity, issue or the purposes of the issue of Debt Securities hereunder or upon the dealing with the property of the Corporation, provided that the Trustee shall be of the opinion that such further limitations or restrictions shall not be prejudicial to the interest of the Debt Security holders;

(h) adding to the covenants of the Corporation herein contained for the protection of the holders of the Debt Securities and/or providing for Events of Default in addition to those herein specified;

(i) making such amendments, deletions or alterations to Sections 11.10 to 11.16, inclusive, without the consent of the Debt Security holders, as may be considered necessary or desirable by the Corporation and the Trustee to give effect to any applicable legislation or regulation;

(j) providing that the terms of any covenant or other provision is applicable and has effect only so long as any one or more particular series of Debt Securities remains outstanding or restricting the benefit of any covenant or other provision to one or more particular series of Debt Securities, provided that the Trustee shall be of the opinion that the interest of holders of Debt Securities outstanding on the date of the supplemental indenture for any such purpose shall not be prejudiced thereby, and provided, further, that no supplemental indenture pursuant to this subparagraph (j) shall deprive any then outstanding Debt Security of the benefit of any covenant or other provision to which it is entitled;

(k) for any other purpose not inconsistent with the terms hereof, including the correction or rectification of any errors, ambiguities, defective provisions or omissions in this Indenture, provided that such corrections or rectifications shall in the opinion of the Trustee not prejudice the rights of the Trustee or of the Debt Security holders hereunder pursuant to Section 6.12 or otherwise; and

(l) for the purpose of adding any Debt Securities Guarantee which may be authorized from time to time pursuant to Section 2.2 and to add such provisions to this Indenture as may, in connection with such Debt Securities Guarantee, be required pursuant to such Section 2.2 or in the opinion of the Trustee be appropriate in relation thereto.

ARTICLE 11. - CONCERNING THE TRUSTEE

11.1     CONDITIONS PRECEDENT TO TRUSTEE'S OBLIGATIONS TO ACT HEREUNDER

(a) The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof, nor shall the Trustee be required to take notice of any default hereunder, other than in payment of any moneys required by any provision hereof to be paid to it, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this Indenture conclusively assume that the Corporation is not in default hereunder and that no default has been made with respect to the payment of principal, premium, if any, interest or sinking fund on the Debt Securities or in the observance or performance of any of the covenants, agreements or conditions contained herein. Any such notice or requisition shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default or take action without any such notice or requisition.

(b) The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Debt Security holders hereunder shall be conditional upon the Debt Security holders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(c) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

(d) The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debt Security holders at whose instance it is acting to deposit with the Trustee the Debt Securities held by them, for which Debt Securities the Trustee shall issue receipts.

11.2     EVIDENCE

The Trustee may accept a Certificate of the Corporation as conclusive evidence of any action taken, decision made, opinion held, resolution passed or by-law enacted by the Corporation or the directors or shareholders thereof and of the truth of any statement of fact made therein relating to the Corporation, but the Trustee may in its discretion require further evidence or information before acting or relying on any such Certificate.

The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

11.3     EXPERTS AND ADVISERS

(a) The Trustee may employ or retain such counsel, accountants, engineers, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder, may pay their fees and expenses and the Trustee shall not be responsible for any misconduct on the part of any of them.

(b) The Trustee may act and shall be protected in acting in good faith on the opinion or advice of or information obtained from any counsel, accountant, engineer, appraiser or other expert or adviser, whether retained or employed by the Corporation or by the Trustee, in relation to any matter arising in the administration of the trusts hereof.

11.4     DOCUMENTS, MONEYS, ETC. HELD BY TRUSTEE

Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any chartered bank of Canada or deposited for safekeeping with any such bank, and any moneys so held, pending the application, investment or withdrawal thereof under any provisions of this Indenture may be deposited in the name of the Trustee in any chartered bank of Canada or, with the consent of the Corporation, may be deposited in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof, at the rate of interest, if any, then current on similar deposits or invested in obligations issued or guaranteed by the government of Canada.

11.5     TRUSTEE NOT REQUIRED TO GIVE SECURITY

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

11.6     PROTECTION OF TRUSTEE

By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

(a) The Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Debt Securities (except in the certificate of the Trustee thereon) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation.

(b) The Trustee shall not be bound to give notice to any Person or Persons of the execution hereof.

(c) The Trustee, in its personal or any other capacity, may buy, lend upon and deal in shares in the capital stock of the Corporation and in the Debt Securities and generally may contract and enter into financial transactions with the Corporation or any Subsidiary without being liable to account for any profit made thereby.

11.7     COMPENSATION AND INDEMNIFICATION OF TRUSTEE

The Corporation covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Corporation covenants and agrees to pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) and as set out in certain letter agreements made from time to time between the Corporation and Trustee, as the same may be amended from time to time, except any such expense, disbursement or advance as may arise from its gross negligence or bad faith. The Corporation also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Corporation under this Section 11.7 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.

11.8     REPLACEMENT OF TRUSTEE

The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation three months notice in writing or such shorter notice as the Corporation may accept as sufficient. The Debt Security holders by extraordinary resolution shall have power at any time to remove the Trustee and to appoint a new Trustee. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Debt Security holders, and failing such appointment by the Corporation the retiring Trustee or any Debt Security holder may apply to a Judge of the Court of Queen's Bench of Alberta, on such notice as such Judge may direct, for the appointment of a new Trustee, but any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Debt Security holders. The Trustee and any new Trustee appointed under any provision of this Section 11.8 shall be a corporation authorized to carry on the business of a trust company in Alberta and shall meet the requirements of sections 310(a)(2) of the TIA (assuming, however, that the combined capital and surplus required by such section is Cdn. $10,000,000) and 310(a)(5) of the TIA and rules 4d-9 and 10a-5 under the TIA (or in each case any successor provisions thereto). If at any time the Trustee or any successor Trustee shall cease to be eligible in accordance with the provisions of this
Section 11.8, such Trustee shall be deemed to have resigned immediately without the necessity of notice, with effect as heretofore provided in this Section
11.8. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee, without any further assurance, conveyance, act or deed, but there shall be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as may, in the opinion of Counsel, be necessary or advisable for the purpose of assuring the same to the new Trustee. Any company into which the Trustee may be merged or with which it may be consolidated or amalgamated, or any company resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor Trustee under this Indenture without the execution of any instrument or further act.

11.9     POWER OF TRUSTEE TO PROTECT INTEREST

The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interest and the interest of the Debt Security holders.

11.10    ACCEPTANCE OF TRUST

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions hereinbefore set forth in trust for the various Persons who shall from time to time be Debt Security holders or holders of coupons subject to all the terms and conditions herein set forth.

11.11    DUTY OF TRUSTEE

In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Debt Security holders and shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

11.12    PROVISIONS RELIEVING LIABILITY

The provisions of Section 11.11 shall apply notwithstanding any provision in this Indenture, including any provision relieving or purporting to relieve the Trustee from liability for its own negligent action or failure to act or its own wilful misconduct.

11.13    MATERIAL CONFLICT OF INTEREST

If a material conflict of interest in the role of the Trustee as a fiduciary hereunder exists or shall arise, the Trustee shall within 90 days after ascertaining that it has such a material conflict of interest either eliminate such material conflict of interest or resign from office by giving notice in writing to the Corporation at least 21 days prior to such resignation within such period of 90 days and a new Trustee shall be appointed in accordance with the provisions of Section 11.8.

11.14    NOTICE OF EVENTS OF DEFAULT

The Trustee shall give to the Debt Security holders, within a reasonable time but not exceeding 30 days after the Trustee becomes aware of the occurrence thereof, notice in the manner provided in Section 3.12 of every Event of Default arising under this Indenture and continuing at the time such notice is given, unless the Trustee in good faith determines that the withholding of such notice is in the best interest of the Debt Security holders and so advises the Corporation in writing.

11.15    CERTIFICATE OF NO DEFAULT

The Corporation shall furnish the Trustee annually within 120 days after the end of its fiscal year, and at any other reasonable time if the Trustee so requires, a Certificate of the Corporation stating that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture and the Debt Securities, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default hereunder or, if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance.

11.16    TRUSTEE MAY RELY ON CERTAIN DOCUMENTS

In the exercise of its rights and duties hereunder, the Trustee may, if it is acting in good faith, rely, as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished to the Trustee under Section 11.17 or pursuant to any other provision of this Indenture or at the request of the Trustee where,

(a) in the case of a statutory declaration, opinion, report or certificate furnished under Section 11.17, the Trustee examines the same and determines that it complies with the applicable requirements, if any, of Section 11.17; or

(b) in the case of a statutory declaration, opinion, report or certificate furnished pursuant to any other provision of this Indenture or at the request of the Trustee, the Trustee examines the same and determines that it complies with the applicable requirements, if any, of this Indenture.

11.17    EVIDENCE OF COMPLIANCE

(a) The Corporation shall furnish to the Trustee evidence of compliance by the Corporation with the conditions precedent provided for in this Indenture to be fulfilled by the Corporation relating to,

         (i) the certification and delivery of Debt Securities hereunder on the original issue thereof;

         (ii)     the satisfaction and discharge of this Indenture; and

         (iii) the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation;

         forthwith if and when such evidence is required to be furnished to the Trustee by this Indenture.

(b)      The evidence of compliance required under paragraph (a) of this Section
         11.17 shall consist of,

         (i) a statutory declaration or a certificate of a director or officer of the Corporation stating that such conditions precedent have been complied with in accordance with the terms of this Indenture; and

         (ii) in the case of conditions precedent compliance with which are, by this Indenture, made subject to review or examination by Counsel, an opinion of Counsel that such conditions precedent have been complied with in accordance with the terms of this Indenture.

(c)      The evidence of compliance required under paragraph (a) of this Section
         11.17 shall comply with any legislation relating to trust indentures applicable to this Indenture.

(d) The Corporation shall, whenever the Trustee so requires by written notice, furnish the Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Trustee as to any action or step required or permitted to be taken by the Corporation under this Indenture or as a result of any obligation imposed by this Indenture.

ARTICLE 12. - DEBT SECURITIES GUARANTIES

12.1     CAPACITY OF TRUSTEE RE DEBT SECURITIES GUARANTEES

Each Debt Securities Guarantee shall be granted to the Trustee in its capacity as trustee for and on behalf of the Debt Securities holders (or, if the Debt Securities Guarantee is only for the benefit of one or more series of Debt Securities, the holders of such series of Debt Securities) and on behalf of the Trustee and all covenants, representations, warranties, rights, benefits and protections made or given in favour of the Trustee thereunder shall be for the benefit of such Debt Securities holders entitled to the benefit thereof.

12.2     ACCEPTANCE OF TRUST RE DEBT SECURITIES GUARANTEES

The Trustee hereby accepts the trusts declared and provided for in regard to any Debt Securities Guarantees and agrees to perform the same upon the terms and conditions in this Indenture and any Debt Securities Guarantee set forth and in trust for the various Persons who shall from time to time be Debt Securities holders entitled to the benefit thereof, subject to all the terms and conditions set forth herein or in any Debt Securities Guarantee. The provisions of Article 11 shall apply, MUTATIS MUTANDIS, in regard to the Debt Securities Guarantees, the Guarantors thereunder and the Trustee's right and responsibilities in regard thereto.

12.3     PROCEEDINGS BY THE TRUSTEE

Whenever any demand for payment has been made under a Debt Securities Guarantee, or if a Guarantor shall fail to pay when due (whether or not any demand for payment has been made) any amount which is payable under a Debt Securities Guarantee, but in each case subject to the provisions of Section 6.12 and any extraordinary resolution:

(a) the Trustee, in the exercise of its discretion, may proceed to enforce the rights thereunder of the Trustee and of the Debt Securities holders entitled to the benefit thereof by any action, suit, remedy or proceeding authorized or permitted by law or by equity, and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debt Securities holders entitled to the benefit thereof lodged in any bankruptcy, winding-up or other judicial proceedings relative to the any Guarantor; and

(b) upon receipt of a request in writing signed by the holders of not less than 25% in aggregate principal amount of the Debt Securities then outstanding (or, if the Debt Securities Guarantee is only for the benefit of one or more series of Debt Securities, 25% in aggregate principal amount of the then outstanding Debt Securities of such series) and upon being indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, the Trustee shall proceed in its name as Trustee hereunder to obtain or enforce payment of the amount due under such Debt Securities Guarantee (together with any other amounts due thereunder) and shall exercise or take such one or more of the said remedies as the Trustee in such requests shall have been directed to take or, if such request contains no direction, as the Trustee may deem expedient.

12.4     SUITS BY DEBT SECURITIES HOLDERS

Except in accordance with the provisions of Sections 6.12, 12.3 and this 12.4, no holder of any Debt Security of any series shall have any right by virtue or by availing of any provision of any Debt Securities Guarantee to institute any action or proceeding against any Guarantor at law or in equity or in bankruptcy or otherwise upon or under or with respect to such Debt Securities Guarantee or for the appointment of a trustee, receiver, receiver and manager, liquidator, custodian or other similar official or for any other remedy with respect to such Debt Securities Guarantee. If the written request and indemnity referred to in
Section 12.3(b) have been tendered to the Trustee and the Trustee has failed to act within a reasonable time thereafter, any Debt Security holder acting on behalf of himself and all other Debt Security holders entitled to the benefit of the relevant Debt Securities Guarantee shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under
Section 12.3, it being understood and intended that no one or more of the Debt Securities holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights created under any Debt Securities Guarantee by his or their action, or to enforce any right thereunder except subject to the conditions and in the manner herein provided, and that all powers and trusts under any Debt Securities Guarantee shall be exercised and all proceedings at law in respect of any Debt Securities Guarantee shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the benefit of all Debt Securities holders entitled to the benefit thereof in accordance with the provisions of this Indenture.

12.5     APPLICATION OF GUARANTEE MONEYS BY TRUSTEE

Except as herein otherwise expressly provided, any moneys received by the Trustee from any Guarantor pursuant to any Debt Securities Guarantee, pursuant to the foregoing Sections of this Article 12, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of any Guarantor, shall be applied, together with any other moneys in the hands of the Trustee available for such purpose, in the manner provided in Section 6.5 of this Indenture.

12.6     AMENDMENTS AND WAIVERS

The Trustee may agree to an amendment to any provision of a Debt Securities Guarantee only if Debt Securities holders holding in the aggregate more than 50% in principal amount of the outstanding Debt Securities entitled to the benefit of such Debt Securities Guarantee so agree in writing and the Trustee may waive any provision of a Debt Securities Guarantee only if the Debt Securities holders holding in the aggregate more than 50% in principal amount of the outstanding Debt Securities entitled to the benefit of such Debt Securities Guarantee so agree in writing; provided, notwithstanding the foregoing, the Trustee may agree to any amendment to or may provide any waiver of any provision of a Debt Securities Guarantee where the Trustee is of the opinion that the amendment or waiver will not be prejudicial to the interests of the Debt Securities holders entitled to the benefit of such Debt Securities Guarantee. Any such agreement or waiver shall be binding on the Trustee and all of the Debt Securities holders entitled to the benefit of the relevant Debt Securities Guarantee.

ARTICLE 13. - DEFEASANCE AND COVENANT DEFEASANCE

13.1     DEFEASANCE

The Corporation may, at its option and at any time, upon delivery to the Trustee of a Certified Resolution authorizing such action, terminate the obligations (subject to the exceptions set forth below) of the Corporation with respect to all outstanding Debt Securities and any coupons appertaining thereto and any Debt Securities Guarantee which may have been given in respect of any series of outstanding Debt Securities and the Corporation shall be deemed to have been discharged from its obligations with respect to the outstanding Debt Securities and any coupons appertaining thereto, and any such Debt Securities Guarantee shall terminate, on the date the conditions set forth in Section 13.3 are satisfied (hereinafter "defeasance"). For this purpose, such defeasance means that the Corporation shall be deemed to have paid and discharged the entire indebtedness represented by all then outstanding Debt Securities and any coupons appertaining thereto, which shall thereafter be deemed to be "outstanding" only for the purposes of the provisions of this Indenture referred to in clauses (1) through (4) below, and to have satisfied all of its other obligations under such Debt Securities and any coupons appertaining thereto and this Indenture insofar as such Debt Securities and any coupons appertaining thereto are concerned and also means that any such Debt Securities Guarantee which may have been given in respect of the outstanding Debt Securities shall be terminated (and the Trustee, at the expense of the Corporation, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of holders of such outstanding Debt Securities and any coupons appertaining thereto to receive, solely from the trust fund described in Section 13.3 and as more fully set forth in such Section and Section 13.4, payments in respect of the principal of (and premium, if any) and interest, if any, on, and Additional Amounts, if any, payable with respect to, such Debt Securities and any coupons appertaining thereto when such payments are due, (2) the obligation of the Corporation to pay Additional Amounts in respect of the Debt Securities pursuant to Section 8.1,
(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (4) the provisions of Sections 1.5, 1.6, 2.7, 2.8, 2.14, 5.1(i), 7.4, 7.5,
8.3 and 11.4 and of this Article 13. Subject to compliance with this Article 13, the Corporation may exercise its option under this Section 13.1 notwithstanding the prior exercise of its option under Section 13.2 with respect to such Debt Securities and any coupons appertaining thereto.

13.2     COVENANT DEFEASANCE

The Corporation may, at its option and at any time, upon delivery to the Trustee of a Certified Resolution authorizing such action, be released from its obligations with respect to (and only with respect to) the outstanding Debt Securities and any coupons appertaining thereto under (i) paragraphs (b) (other than the first sentence thereof), (c), (d), (e) and (g) of Section 5.1, (ii) under any covenant to provide a Debt Securities Guarantee with respect to the outstanding Debt Securities, and (iii) to the extent specified pursuant to
Section 2.2, its obligations under any other covenant applicable to the outstanding Debt Securities and any coupons appertaining thereto, on and after the date the conditions set forth in Section 13.3 are satisfied (hereinafter, "covenant defeasance"), and such Debt Securities and any coupons appertaining thereto shall thereafter be deemed to be not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Debt Securities holders (and the consequences of any thereof) in connection with paragraphs (b) (other than the first sentence thereof), (c), (d), (e) and (g) of Section 5.1, or any such other covenant, but shall continue to be deemed "outstanding" for all other purposes hereunder. In connection with any covenant defeasance, the Corporation may at its option, by written notice given to the Trustee prior to the delivery to the Trustee of the legal opinion referred to in Section 13.3(e), elect (which election shall be irrevocable) that any Debt Securities Guarantees which may have been given in respect of the outstanding Debt Securities will be terminated on the date the obligations set forth in Section 13.3 are satisfied; if no such notice is given to the Trustee, such Debt Securities Guarantee shall remain in full force and effect following such covenant defeasance. For this purpose, such covenant defeasance means that, with respect to such outstanding Debt Securities and any coupons appertaining thereto, the Corporation may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such paragraphs of
Section 5.1 (other than its obligations under the first sentence of paragraph
(b)) or any such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such paragraph or any such other covenant or by reason of reference in any such paragraph or such other covenant to any provision herein or any other document, and such omission to comply shall not constitute a default or an Event of Default under Section 6.1 or otherwise, as the case may be, but the remainder of this Indenture and such Debt Securities and any coupons appertaining thereto shall be unaffected thereby and if the Corporation shall have elected to terminate any Debt Securities Guarantee which may have been given in respect of the outstanding Debt Securities in accordance with the provisions of this Section 13.2, such Debt Securities Guarantee shall terminate.

13.3     CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE

The following shall be the conditions to application of Section 13.1 or Section
13.2 to the outstanding Debt Securities and any coupons appertaining thereto:

(a) The Corporation shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of this Indenture who shall agree to comply with the provisions of this Article 13 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such Debt Securities and any coupons appertaining thereto, (A) an amount in U.S. dollars, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, no later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Debt Securities and any coupons appertaining thereto, or (C) a combination thereof, in any case, in an amount sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on all outstanding Debt Securities and any coupons appertaining thereto as and when the same shall become due and payable in accordance with their terms and the terms of this Indenture and (ii) any mandatory sinking fund payments or analogous payments applicable to such outstanding Debt Securities and any coupons appertaining thereto on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Debt and any coupons appertaining thereto.

(b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Corporation is a party or by which it is bound.

(c) No Event of Default or event which with notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.1(c) or (d) are concerned, at any time during the period ending on the day which is the later of (A) three months and one day after the date of such deposit and (B) 91 days after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(d) In the case of defeasance under Section 13.1, the Corporation shall have delivered to the Trustee an opinion of outside counsel of nationally recognized standing in the United States with respect to U.S. federal income tax matters stating that subsequent to the date of this Indenture, (A) the Corporation has received from, or there has been published by the U.S. Internal Revenue Service a ruling or (B) there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the outstanding Debt Securities and any coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(e) In the case of covenant defeasance under Section 13.2, the Corporation shall have delivered to the Trustee an opinion of outside counsel of nationally recognized standing in the United States with respect to U.S. federal income tax matters to the effect that the holders of the outstanding Debt Securities and any coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred (if Debt Securities Guarantees are terminated in connection with such covenant defeasance, such opinion shall expressly indicate that such counsel has considered such termination in rendering such opinion).

(f) The Corporation shall have delivered to the Trustee an opinion of outside Canadian counsel of recognized standing with respect to Canadian federal income tax matters to the effect that (A) the holders of the outstanding Debt Securities and coupons will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such defeasance or covenant defeasance, (B) after such defeasance or covenant defeasance, any payment or credit by the Corporation of the principal of, or premium, if any, or interest on the Debt Securities or coupons to a holder thereof will be exempt from Canadian withholding tax if the holder thereof, for the purposes of the INCOME TAX ACT (Canada) (or any successor law) is or is deemed to be a non-resident of Canada and deals at arms' length with the Corporation at the time of such payment or credit, and (C) after such defeasance or covenant defeasance, holders of the Debt Securities and coupons will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

(g) The Corporation shall have delivered to the Trustee a Certificate of the Corporation stating that the deposit with the Trustee was not made by the Corporation with the intent of preferring the holders of the Debt Securities or coupons over the other creditors of the Corporation or with the intent of defeating, hindering, delaying or defrauding creditors of the Corporation or otherwise;

(h) The Corporation shall have delivered to the Trustee a Certificate of the Corporation and an opinion of Counsel, each stating that all conditions precedent to the defeasance under Section 13.1 or the covenant defeasance under Section 13.2 (as the case may be) have been complied with and an opinion of U.S. Counsel to the effect that either
         (A) as a result of a deposit pursuant to clause (1) above and the related exercise of the Corporation's rights under Section 13.1 or 13.2 (as the case may be), registration is not required under the United States Investment Company Act of 1940, as amended, by the Corporation, with respect to the trust funds representing such deposit or by the trustee for such trust funds or (B) all necessary registrations under said Act have been effected.

Notwithstanding any other provisions of this Section 13.3, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Corporation in connection therewith pursuant to Section 2.2.

Any deposits with the Trustee (or other qualifying trustee) referred to in paragraph (1) above shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee.

13.4 DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

Subject to the provisions of Section 7.3, all money and U.S. Government Obligations (or other property as may be provided pursuant to Section 2.2) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 13.4, the "Trustee") pursuant to Section 13.3 in respect of the outstanding Debt Securities and any coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debt Securities and any coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (other than the Corporation) as the Trustee may determine, to the holders of such Debt Securities and any coupons appertaining thereto of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

The Corporation shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations or other property deposited pursuant to Section 13.3 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of such outstanding Debt Securities and any coupons appertaining thereto.

Anything in this Article 13 to the contrary notwithstanding, subject to Section 11.7, the Trustee shall deliver or pay to the Corporation from time to time upon Written Order of the Corporation any money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section
13.3 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article 13.

13.5     REINSTATEMENT

If the Trustee (or other qualifying trustee appointed pursuant to Section 13.4) or any Paying Agent is unable to apply any cash or U.S. Government Obligations (or other property or any proceeds therefrom) deposited pursuant to Sections
13.3 or 13.4 in accordance with this Indenture or the Debt Securities by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Corporation's obligations under this Indenture and the Debt Securities and any coupons appertaining thereto shall be revived and reinstated as though no deposit had occurred pursuant to Sections 13.3 or 13.4 until such time as the Trustee (or other qualifying trustee) or any Paying Agent is permitted to apply such money in accordance with this Indenture and the Debt Securities and any coupons appertaining thereto; provided, however, that if the Corporation makes any payment of principal of, premium, if any, or interest on any Debt Security and any coupons appertaining thereto following the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the holders of such Debt Securities to receive such payment from the cash and U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE 14. - COUNTERPARTS

14.1     COUNTERPARTS AND FORMAL DATE

This Indenture may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear a date as of the date first above written.

IN WITNESS WHEREOF the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf as of the date first above written.

                            CANADIAN OCCIDENTAL PETROLEUM LTD.

                            Per: (signed)   /s/ Victor J. Zaleschuk
                                            ---------------------------------
                            Name:           Victor J. Zaleschuk
                            Title:          Chief Executive Officer

[Seal]
                            Per: (signed)   /s/ Marvin F. Romanow
                                            ---------------------------------
                            Name:           Marvin F. Romanow
                            Title:          Vice-President, Finance and
                                            Chief Financial Officer



                            CIBC MELLON TRUST COMPANY

                            Per: (signed)   /s/ Jacquie Fisher
                                            ---------------------------------
                            Name:           Jacquie Fisher
                            Title:          Senior Account Manager

[Seal]
                            Per: (signed)   /s/ Roger Booth
                                            ---------------------------------
                            Name:           Roger Booth
                            Title:          Assistant Vice-President,
                                            Alberta Region

                                   SCHEDULE A

to the Trust Indenture dated as of April 28, 1998 made between Canadian Occidental Petroleum Ltd. and CIBC Mellon Trust Company, as Trustee.



                                   DESIGNATION

Pursuant to a Trust Indenture dated as of April 28, 1998 between Canadian Occidental Petroleum Ltd. (the "Corporation") and CIBC Mellon Trust Company, as amended and supplemented from time to time, the Corporation hereby designates each of the following as a "Restricted Subsidiary" pursuant to paragraph (ii) of the definition thereof:

[LIST ALL RESTRICTED SUBSIDIARIES TO BE DESIGNATED PURSUANT TO PARAGRAPH (II) OF THE DEFINITION OF RESTRICTED SUBSIDIARY]

DATED effective this __ day of ____________, ____.



                                    CANADIAN OCCIDENTAL PETROLEUM LTD.


                                    Per:
                                             -----------------------------------

                                    Per:
                                             -----------------------------------